Filed Pursuant to Rule 424(b)(5)

Registration No. 333-248776

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
2.900% Senior Notes due 2030	$1,000,000,000	$129,800

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-248776) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To prospectus dated September 14, 2020)

$1,000,000,000

Quanta Services, Inc.

2.900% Senior Notes due 2030

We are offering $1,000,000,000 aggregate principal amount of our 2.900% Senior Notes due 2030 (the “notes”). The notes will mature on October 1, 2030. We will pay interest on the notes semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2021.

The notes will be our senior unsecured obligations and will rank equally in right of payment with our existing and future senior indebtedness. The notes will be effectively junior to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

We may redeem all or a portion of the notes at our option at any time or from time to time at the applicable redemption price in the circumstances described under “Description of Notes—Optional Redemption.”

We will be required to offer to purchase the notes upon the occurrence of a “Change of Control Triggering Event” (as defined herein) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes—Purchase upon a Change of Control Triggering Event.”

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-16 of this prospectus supplement.

	Per Note	Total
Public offering price (1)	99.663%	$996,630,000
Underwriting discount	0.650%	$6,500,000
Proceeds, before expenses, to us (1)	99.013%	$990,130,000

(1)	Plus accrued interest, if any, from September 22, 2020, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We expect that delivery of the notes, in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., will be made on or about September 22, 2020.

Joint Book-Running Managers

BofA Securities		Wells Fargo Securities

J.P. Morgan	PNC Capital Markets LLC	Truist Securities

Senior Co-Managers

BBVA	BMO Capital Markets	BNP PARIBAS

Citizens Capital Markets		MUFG

Co-Managers

HSBC	US Bancorp

The date of this prospectus supplement is September 17, 2020

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the relevant date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or an invitation on our behalf or on behalf of the underwriters to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

We expect that delivery of the notes will be made to investors on or about September 22, 2020, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Prospectus Supplement

Prospectus

S-i

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Quanta is including this Cautionary Statement Regarding Forward-Looking Statements to caution investors and qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”) for forward-looking statements. Forward-looking statements within the meaning of the Act are included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. You can identify these forward-looking statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may,” “will,” “should,” “could,” “expect,” “believe,” “plan,” “intend” and other words of similar meaning.

In particular, these include, but are not limited to, statements relating to the following:

•

projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other projections of operating or financial results;

•	expectations regarding our business or financial outlook;

•	expectations regarding opportunities, trends and economic and regulatory conditions in particular markets or industries;

•

expectations regarding the novel coronavirus disease (“COVID-19”), including the potential impact of the COVID-19 pandemic and of governmental responses to the pandemic on our business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity;

•

expectations regarding our plans and strategies, including plans, effects and other matters relating to the COVID-19 pandemic and our exit, through potential sale or otherwise, from our Latin American operations;

•	the business plans or financial condition of our customers, including with respect to or as a result of the COVID-19 pandemic;

•	the potential impact of commodity prices and commodity production volumes on our business, financial condition, results of operations and cash flows and demand for our services;

•

the potential benefits from, and future performance of, acquired businesses and our investments, including a joint venture in which we own a 50% interest, LUMA Energy, LLC (“LUMA”), which was selected for a 15-year operation and maintenance agreement to operate, maintain and modernize the approximately 18,000-mile electric transmission and distribution system in Puerto Rico;

•	beliefs and assumptions about the collectability of receivables;

•	the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects;

•	the development of and opportunities with respect to future projects, including renewable energy projects and larger electric transmission and pipeline projects;

•

future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases, and expectations regarding the declaration, amount and timing of any future cash dividends;

•	the impact of existing or potential legislation or regulation;

•	potential opportunities that may be indicated by bidding activity or similar discussions with customers;

•	the future demand for and availability of labor resources in the industries we serve;

•	the expected realization of remaining performance obligations or backlog;

•	the expected outcome of pending or threatened legal proceedings; and

•	possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties.

These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Those statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the following:

•

market, industry, economic, financial or political conditions outside our control, including weakness in the capital markets or the ongoing and potential impact to financial markets and worldwide economic activity resulting from the COVID-19 pandemic and related governmental actions;

•

quarterly variations in our operating and financial results, liquidity, financial condition, cash flows, capital requirements, and reinvestment opportunities, including the ongoing and potential impact to our business, operations and supply chains resulting from the COVID-19 pandemic and related governmental actions;

•

the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of business and governmental responses to the pandemic (e.g., shelter-in-place and other mobility restrictions, business closures) on our operations, personnel and supply chains, and on commercial activity and demand across our and our customers’ businesses;

•

our inability to predict the extent to which the COVID-19 pandemic and related impacts will adversely impact our business, financial performance, results of operations, financial position, the prices of our securities and the achievement of our strategic objectives, including with respect to governmental restrictions on our ability to operate, workforce and key personnel availability, regulatory and permitting delays, and future demand for energy and the resulting impact on demand for our services;

•	trends and growth opportunities in relevant markets, including our ability to obtain future project awards;

•	the time and costs required to exit our Latin American operations and our ability to effect related transactions on acceptable terms, as well as the business and political climate in Latin America;

•	delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, weather, regulatory or permitting issues

(including the recent court ruling vacating the U.S. Army Corps of Engineers’ Nationwide Permit 12), environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, reductions or eliminations in governmental funding or customer capital constraints;

•

the effect of commodity prices and commodity production volumes on our operations and growth opportunities and on our customers’ capital programs and demand for our services, including as a result of the recent significant decrease in commodity prices;

•	the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts;

•	risks associated with operational hazards that arise due to the nature of the services we provide and the conditions in which we operate, including, among others, wildfires and explosions;

•

unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., underfunding of liabilities, termination or withdrawal liability) or other claims or actions asserted against us, including amounts that are not covered by, or are in excess of, our third-party insurance;

•

potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to us, or the unavailability of coverage deemed beneficial to us at reasonable and competitive rates;

•

damage to our brands or reputation arising as a result of cyber-security breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents;

•	our dependence on suppliers, subcontractors, equipment manufacturers and other third-party contractors and the impact of the COVID-19 pandemic on these service providers;

•	estimates and assumptions related to our financial results, remaining performance obligations and backlog;

•

our ability to attract and the potential shortage of skilled employees and our ability to retain key personnel and qualified employees and the impact of the COVID-19 pandemic on the availability and performance of our workforce and key personnel;

•	our dependence on fixed price contracts and the potential to incur losses with respect to these contracts;

•

adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms, floods, earthquakes and other geological- and weather-related hazards;

•	our ability to generate internal growth;

•	competition in our business, including our ability to effectively compete for new projects and market share;

•	the future development of natural resources;

•	the failure of existing or potential legislative actions and initiatives to result in increased demand for our services;

•

fluctuations of prices of certain materials used in our and our customers’ businesses, including as a result of the imposition of tariffs, governmental regulations affecting the sourcing of certain materials and equipment and other changes in U.S. trade relationships with other countries;

•	cancellation provisions within our contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms;

•	loss of customers with whom we have long-standing or significant relationships;

•	the potential that participation in joint ventures or similar structures exposes us to liability and/or harm to our reputation for acts or omissions by our partners;

•

our inability or failure to comply with the terms of our contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations;

•

the inability or refusal of our customers or third-party contractors to pay for services, which could be attributable to, among other things, the COVID-19 pandemic or the recent decrease in commodity prices and which could include the failure to collect our outstanding receivables, failure to recover amounts billed to customers in bankruptcy, or failure to recover on change orders or contract claims;

•	budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations;

•	our ability to successfully complete our remaining performance obligations or realize our backlog;

•

risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties;

•	our ability to successfully identify, complete, integrate and realize synergies from acquisitions, including the ability to retain key personnel from acquired businesses;

•

the potential adverse impact resulting from uncertainty surrounding acquisitions and investments, including the potential increase in risks already existing in our operations and poor performance or decline in value of our investments;

•	the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments;

•	our growth outpacing our decentralized management and infrastructure;

•	inability to enforce our intellectual property rights or the obsolescence of such rights;

•	the impact of our unionized workforce on our operations, including labor stoppages or interruptions due to strikes or lockouts;

•

the ability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms, as well as fluctuations in the price and volume of our common stock, debt covenant compliance, interest rate fluctuations and other factors affecting our financing and investing activities;

•	our ability to obtain performance bonds and other project security;

•	our ability to meet the regulatory requirements applicable to us and our subsidiaries, including the Sarbanes-Oxley Act of 2002 and the U.S. Investment Advisers Act of 1940;

•	rapid technological and other structural changes that could reduce the demand for our services;

•	risks related to the implementation of new information technology systems;

•	new or changed tax laws, treaties or regulations;

•	our ability to realize deferred tax assets;

•	legislative or regulatory changes that result in increased costs, including with respect of labor and healthcare costs;

•	significant fluctuations in foreign currency exchange rates; and

•

the other risks and uncertainties discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in this prospectus supplement. Although forward-looking statements reflect our good faith beliefs at the time made, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. In addition, we do not undertake and expressly disclaim any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or otherwise.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes we are offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, except under the headings “Description of Notes” in this prospectus supplement, references to “Quanta,” “we,” “us,” and “our” refer to Quanta Services, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference certain information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that Quanta files with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference the documents listed below (and any amendments to these documents) that have been previously filed with the SEC and any future filings Quanta makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 and exhibits related to such Items in any Current Report on Form 8-K), until the termination of this offering. We are not, however, incorporating by reference any future filings or any documents or portions thereof contained in future filings that are not deemed “filed” with the SEC.

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020 (the “2019 Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 8, 2020;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 7, 2020 (the “Quarterly Report”);

•	our Current Reports on Form 8-K filed with the SEC on April 1, 2020 and June 2, 2020; and

•

our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 17, 2020, to the extent incorporated by reference in Part III of the 2019 Annual Report.

Each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below or by viewing the SEC’s website at www.sec.gov. We will provide, without charge, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Quanta Services, Inc.

Attn: Corporate Secretary

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(713) 629-7600

SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that is important to you. You should read this entire prospectus supplement and accompanying prospectus, as well as the documents incorporated by reference herein, including the risk factors and the financial statements and related notes included elsewhere herein and therein, before making a decision with respect to an investment in the notes. We also urge you to read Quanta’s public filings with the SEC, as they provide additional information about Quanta that you may find important.

About Quanta Services, Inc.

Overview

We are a leading provider of specialty contracting services, delivering comprehensive infrastructure solutions for the electric and gas utility, energy and communications industries in the United States, Canada, Australia and select other international markets. The performance of our business generally depends on our ability to obtain contracts with customers and to effectively deliver the services provided under those contracts. The services we provide include the design, installation, upgrade, repair and maintenance of infrastructure within each of the industries we serve, such as electric power transmission and distribution networks; substation facilities; gas utility systems; refinery, petrochemical and industrial facilities; pipeline transmission systems and facilities; and telecommunications and cable multi-system operator networks. Our customers include many of the leading companies in the industries we serve, and we endeavor to develop and maintain strategic alliances and preferred service provider status with our customers. Our services are typically provided pursuant to master service agreements, repair and maintenance contracts and fixed price and non-fixed price installation contracts.

We report our results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Pipeline and Industrial Infrastructure Services. This structure is generally focused on broad end-user markets for our services. Included within the Electric Power Infrastructure Services segment are the results related to our telecommunications infrastructure services.

Recent Developments

Collateral Release and Credit Agreement Amendment

On September 14, 2020, we received a corporate investment grade credit rating from each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Financial Services LLC (“S&P”). As a result, substantially concurrent with the completion of this offering, the collateral under our existing credit agreement with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “existing credit agreement”) and the collateral under our underwriting, continuing indemnity and security agreement with our sureties will be released from the liens securing our obligations thereunder.

In addition, substantially concurrent with the completion of this offering, we expect to enter into an amendment to our existing credit agreement (the “credit agreement amendment”). We expect the credit agreement amendment to, among other things, (i) extend the maturity date from October 31, 2022 to the fifth anniversary of the effective date of the credit agreement amendment, (ii) increase the amount of revolving credit facilities thereunder from $2.135 billion to $2.51 billion in revolving credit facilities, (iii) release our existing subsidiary guarantors from their obligations thereunder and (iv) remove the collateral reinstatement provision that would apply in the event our corporate credit rating from either of Moody’s or S&P falls below an investment grade rating. The credit agreement amendment is not yet executed and delivered, and its effectiveness remains subject to satisfaction of certain conditions precedent, including repayment of all term loans outstanding under our existing credit agreement. We intend to use the net proceeds from this offering, together with cash on hand or drawings under our existing credit agreement’s revolving credit facility, or a combination thereof, if necessary, to repay the term loans under our existing credit agreement.

Third Quarter 2020 Dividend

On August 26, 2020, our Board of Directors declared a quarterly cash dividend on our common stock of $0.05 per share. The dividend is payable on October 15, 2020, to stockholders of record on October 1, 2020.

Recent Acquisitions

We continue to selectively evaluate acquisitions as part of our overall business strategy, and subsequent to June 30, 2020 we acquired three businesses located in the United States, including a professional engineering business that provides infrastructure engineering and design services to electric utilities, gas utilities and communications services companies, as well as permitting and utility locating services; a contractor that provides electric power distribution, transmission and substation maintenance and construction, directional boring and emergency restoration services; and a business specializing in the deployment of short- and long-haul fiber optic cable and utilities. The aggregate consideration paid or payable for these acquisitions was approximately $230 million, subject to certain adjustments, a portion of which was paid in approximately 1.1 million shares of Quanta common stock. Beginning on the respective acquisition dates, the results of the acquired businesses are expected to generally be included in our Electrical Power Infrastructure Services segment.

COVID-19 Pandemic—Response and Impact

During 2020, the COVID-19 pandemic has significantly impacted global economies, resulting in workforce and travel restrictions, supply chain and production disruptions and reduced demand and spending across many sectors. These factors had an adverse impact on portions of our operations, financial performance, customers and suppliers during March 2020 and the three months ended June 30, 2020. However, we continue to operate substantially all of our activities as a provider of essential services in our industries. Additionally, we are continuing to collaborate with customers to minimize potential service disruptions and anticipate how the COVID-19 pandemic may continue to impact our operations, as the locations where we, our customers, our suppliers or our third-party business partners operate continue to experience challenges as a result of the pandemic. We have also taken proactive measures to protect the health and safety of our employees, such as the adoption of specialized training initiatives and the utilization of additional protective equipment for our employees operating in the field and additional sanitation measures for our offices, vehicles and equipment. We have also reduced non-essential business travel, applied work-from-home policies where appropriate and developed other human resource guidance to help employees.

During the three and six months ended June 30, 2020, our results were adversely impacted by the COVID-19 pandemic as a result of disruptions in our operations created by shelter-in-place restrictions in certain service areas, particularly major metropolitan markets that have been meaningfully impacted by the pandemic such as New York City, Detroit and Seattle. The COVID-19 pandemic has also compounded broader challenges in the energy market, resulting in a decline in commodity prices and volatility with respect to commodity production volumes that are affecting portions of our Pipeline and Industrial Infrastructure Services segment. As expected, this dynamic had a materially adverse impact on segment results for the three and six months ended June 30, 2020. In particular, demand for our industrial services operations has declined as customers are reducing and deferring regularly scheduled maintenance due to lack of demand for refined products. Additionally, smaller pipeline and industrial capital projects are expected to be negatively impacted for a prolonged period due to the low commodity price environment and resulting reductions in customer capital budgets. We are also experiencing some permitting and regulatory delays for projects due to the COVID-19 pandemic and the COVID-19 pandemic has negatively impacted our Latin American operations due to shelter-in-place restrictions and other work disruptions. While the significant adverse impacts resulting from shelter-in-place restrictions in major metropolitan markets are subsiding, we expect continued operational challenges through the balance of the year as we operate during and adjust to an unprecedented health and economic environment. Furthermore, while we have not experienced significant supply chain disruptions or workforce availability concerns, we are continuing to monitor these areas for potential issues.

Additionally, we are focused on maintaining a strong balance sheet to help us navigate the challenges presented by the COVID-19 pandemic. As of June 30, 2020, we had $530.7 million of cash and cash equivalents and $1.61 billion of availability under our existing credit agreement. We generated $497.5 million and $725.0 million of cash flow from operating activities in the three and six months ended June 30, 2020 and $526.6 million in cash flow from operations in the year ended December 31, 2019. We are managing our costs through, among other things, reductions in discretionary spending, reductions in workforce at operations experiencing challenges, hiring and compensation increase deferrals, and deferrals of non-essential capital expenditures. Capital expenditures for 2020 are expected to be $250 million, which is approximately 17% less than our original estimate at the beginning of 2020. We will continue to maintain capital discipline and monitor rapidly changing market dynamics and adjust our costs and financing strategies accordingly.

As a result of the currently challenged energy market and recent oil price volatility, as well as the exacerbating effect of the COVID-19 pandemic, we have assessed the expected negative impacts related to goodwill, intangible assets, long-lived assets, and investments as of June 30, 2020, and concluded that other than $14.8 million and $18.0 million of impairments recognized during the three and six months ended June 30, 2020 related to certain non-integral equity method investments and a cost method investment, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report, the impacts did not result in any other impairments of such assets as of June 30, 2020. However, the potential future impacts are uncertain and may change based on numerous factors. We will continue to monitor the impacts and should a reporting unit or investment suffer additional significant declines in actual or forecasted financial results, the risk of impairment would increase.

On March 27, 2020, the U.S. federal government enacted the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The CARES Act provides for various tax relief and tax incentive measures, which are not expected to have a material impact on our results of operations. During the six months ended June 30, 2020, under the CARES Act and related state actions, we deferred the payment of $58.0 million of federal and state income taxes to July 2020 and deferred the payment of $30.7 million of payroll taxes, 50% of which are due by December 31, 2021 and the remainder of which are due by December 31, 2022. Although there is currently no legislation that would permit further deferrals of income taxes, the CARES Act permits deferral of payroll taxes through December 31, 2020, and we currently intend to continue to defer such payments.

The broader and longer-term implications of the COVID-19 pandemic on our results of operations and overall financial performance and position remain highly uncertain, and therefore we cannot predict the full impact that the pandemic, or any resulting market disruption and volatility, will have on our business, cash flows, liquidity, financial condition and results of operations at this time. The ultimate impact will depend on future developments, including, among others, the ongoing spread of COVID-19, the consequences of governmental and other measures designed to prevent the spread of the virus, the development of effective treatments, the duration and severity of the pandemic, actions taken by governmental authorities, customers, suppliers and other third parties, workforce availability, and the timing and extent to which normal economic and operating conditions resume and continue. For additional discussion regarding risks associated with the COVID-19 pandemic, see “Risk Factors” in our Quarterly Report in Item 1A. “Risk Factors.”

Principal Executive Offices and Internet Address

Our principal executive offices are located at 2800 Post Oak Boulevard, Suite 2600, Houston, Texas 77056, and our telephone number is (713) 629-7600. Our website is located at www.quantaservices.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Except for the documents expressly referenced above under “Incorporation of Certain Information by Reference” that are also posted on our website, information contained on or accessible from our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus supplement.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, see “Description of Notes.” Capitalized terms not otherwise defined herein shall have the same meanings given them in the “Description of Notes” section of this prospectus supplement. In the following summary, all references to “Quanta,” “we,” “us” and “our” refer only to Quanta Services, Inc. and not to any of its subsidiaries.

Issuer	Quanta Services, Inc.

Securities Offered	$1,000,000,000 aggregate principal amount of 2.900% Senior Notes due 2030.

Maturity Date	October 1, 2030.

Interest Rate	The notes will bear interest at a rate of 2.900% per annum.

Interest Payment Dates	The notes will bear interest from, and including September 22, 2020, payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2021.

Ranking	The notes will:

•	be senior unsecured obligations of Quanta;

•	rank equally in right of payment with all existing and future senior indebtedness of Quanta, subject to applicable law;

•	rank senior in right of payment to all future subordinated indebtedness of Quanta, if any, subject to applicable law;

•	be effectively subordinated to all secured indebtedness of Quanta, if any, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all liabilities, including trade payables, of the subsidiaries of Quanta.

As of June 30, 2020, as adjusted for this offering and the application of the net proceeds therefrom for the repayment of the term loans under our existing credit agreement and assuming no further borrowings under our revolving credit facility for the repayment of the term loans, as set forth in “Use of Proceeds,” we would have had approximately $1.16 billion of outstanding debt, of which $176.4 million would have been secured (or $23.8 million would have been secured after giving effect to the collateral release under our existing credit agreement described in “—Recent Developments—Collateral Release and Credit Agreement Amendment”), and we would have had $1.61 billion of undrawn borrowing capacity under our existing credit agreement (or $1.98 billion of undrawn borrowing capacity after giving effect to the credit agreement amendment). As of June 30, 2020, our subsidiaries had approximately $2.56 billion of total liabilities (excluding intercompany liabilities) outstanding, including trade payables.

For additional information, see “Description of Notes—Ranking.”

Optional Redemption	We may redeem all or a portion of the notes at our option at any time or from time to time at the applicable redemption price in the circumstances described under “Description of Notes—Optional Redemption.”

Covenants	The indenture governing the notes contains covenants limiting our ability and/or certain of our subsidiaries’ ability to:

•	create certain liens;

•	enter into sale and leaseback transactions; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes—Certain Covenants” for more information regarding these covenants.

Change of Control Triggering Event	If a Change of Control Triggering Event (as defined in “Description of Notes—Purchase upon a Change of Control Triggering Event”) occurs, you will have the right to require us to purchase all or any part of your notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, on such notes, to, but excluding, the purchase date. See “Description of Notes—Purchase upon a Change of Control Triggering Event.”

Form and Denomination of Notes	The notes will be issued in fully registered form only and will initially be represented by one or more global notes which will be deposited with a custodian for, and registered in the name of a nominee of, the Depositary. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “Description of Notes—Book-entry System.”

Absence of Established Market for Notes	The notes will be a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market-making with respect to the notes may be discontinued without notice. We do not intend to list the notes on any securities exchange or public market or include the notes in any quotation system.

Use of Proceeds	We intend to use the net proceeds from this offering, together with cash on hand or drawings under our existing credit agreement’s revolving credit facility, or a combination thereof, if necessary, to repay the term loans under our existing credit agreement. See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters or their affiliates are lenders under the term loans under our existing credit agreement and will receive proceeds of this offering. At least 5% or more of the net proceeds of this offering (not including underwriting discounts) may be directed to one or more of the underwriters or their affiliates. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering as the securities offered are investment grade rated, as that term is defined in the rule. In accordance with FINRA Rule 5121, the underwriters with a conflict of interest will not confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

Trustee	U.S. Bank National Association.

Governing Law	New York.

Risk Factors	Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement and on page 2 of the accompanying prospectus for a description of certain risks you should consider before investing in the notes.

Summary Historical Consolidated Financial Data

The summary historical consolidated financial data as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 set forth below are derived from our audited consolidated financial statements and are qualified in their entirety by, and should be read in conjunction with, our audited consolidated financial statements and notes related thereto in our 2019 Annual Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2019 Annual Report.

The summary historical condensed consolidated financial data as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 set forth below are derived from our unaudited condensed consolidated financial statements and are qualified in their entirety by, and should be read in conjunction with, our unaudited condensed consolidated financial statements and notes related thereto in our Quarterly Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report. The preparation of the unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses recognized during the periods presented. We review all significant estimates affecting our consolidated financial statements on a recurring basis and record the effect of any necessary adjustments prior to their publication. Judgments and estimates are based on our belief and assumption derived from information available at the time such judgments and estimates are made. Actual results could differ from those estimates. The interim financial data as of June 30, 2020 and for the six months ended June 30, 2020 and June 30, 2019 is unaudited. In the opinion of management, the interim financial data includes all adjustments, consisting only of normal recurring adjustments, necessary to a fair statement of the results for the interim periods. The results of operations for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(in thousands, except per share information)
Consolidated Statements of Operations Data:
Revenues	$5,270,326	$5,646,458	$12,112,153	$11,171,423	$9,466,478
Cost of services (including depreciation)	4,582,866	4,962,972	10,511,901	9,691,459	8,224,618

Gross profit	687,460	683,486	1,600,252	1,479,964	1,241,860
Equity in earnings of integral unconsolidated affiliates	1,045	—	—	—	—
Selling, general and administrative expenses	(458,645)	(455,852)	(955,991)	(857,574)	(777,920)
Amortization of intangible assets	(35,687)	(25,280)	(62,091)	(43,994)	(32,205)
Asset impairment charges (a)	—	—	(13,892)	(49,375)	(58,057)
Change in fair value of contingent consideration liabilities	(520)	(4,287)	(13,404)	11,248	5,171

Operating income	193,653	198,067	554,874	540,269	378,849
Interest expense	(22,660)	(29,697)	(66,890)	(36,945)	(20,946)
Interest income	1,034	576	927	1,555	832
Other income (expense), net (b)	(6,580)	65,480	83,376	(47,213)	(4,978)

Income before income taxes	165,447	234,426	572,287	457,666	353,757
Provision for income taxes (c)	49,149	84,932	165,472	161,659	35,532

Net income	116,298	149,494	406,815	296,007	318,225

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(in thousands, except per share information)
Less: Net income attributable to non-controlling interests	3,666	1,662	4,771	2,661	3,247

Net income attributable to common stock	$112,632	$147,832	$402,044	$293,346	$314,978

Earnings per share attributable to common stock:
Basic	$0.79	$1.02	$2.76	$1.92	$2.02

Diluted	$0.78	$1.01	$2.73	$1.90	$2.00

Cash dividends declared per share	$0.10	$0.08	$0.17	$0.04	$—

(a)

In 2019, 2018 and 2017, we recorded asset impairment charges of $13.9 million ($10.5 million net of tax), $49.4 million ($36.5 million net of tax) and $58.1 million ($36.6 million net of tax). The charges recorded in 2019 related to the winding down and exit of certain oil-influenced operations and assets, the replacement of an internally-developed software application and the planned sale of certain foreign operations and assets. The charges recorded in 2018 primarily related to the winding down of certain oil-influenced operations and assets. The charges recorded in 2017 related to goodwill and intangible assets, including a $57.0 million goodwill impairment and a $1.1 million impairment of a customer relationship intangible asset. The goodwill impairment was associated with two reporting units within our Pipeline and Industrial Infrastructure Services Division.

(b)

In the six months ended June 30, 2019, we recognized $60.3 million of earnings that were previously deferred in prior periods related to our equity investment in a large electric transmission project in Canada that was substantially completed and placed into commercial operation during the three months ended March 31, 2019. The majority of these deferred profits were attributable to profit earned and deferred in the years ended December 31, 2018 and 2017. We also recognized a gain of $13.0 million from the sale of this equity investment during the three months ended December 31, 2019.

(c)

The effective tax rate in the six months ended June 30, 2019 was impacted by a $79.2 million charge in the period associated with a terminated telecommunications project in Peru, for which no income tax benefit was recognized. The effective tax rates in 2019, 2018 and 2017 were impacted by the enactment of the Tax Cuts and Jobs Act of 2017 (“Tax Act”), which, among other things, lowered the U.S. federal corporate tax rate from 35% to 21% as of January 1, 2018. For more information regarding the Tax Act, refer to Note 10 of the Notes to Consolidated Financial Statements in Item 8. Financial Statements and Supplementary Data in our 2019 Annual Report. For information on additional items that impacted the effective tax rates in 2019 and 2018, refer to “Results of Operations—Consolidated Results—Provision for income taxes” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2019 Annual Report.

	June 30,	December 31,
	2020	2019	2018	2017
	(in thousands)
Balance Sheet Data:
Working capital	$1,551,396	$1,567,937	$1,519,977	$1,377,840
Goodwill	$2,022,995	$2,022,675	$1,899,879	$1,868,600
Total assets	$8,089,630	$8,331,682	$7,075,787	$6,480,154
Long-term debt, net of current maturities	$1,315,556	$1,292,195	$1,040,532	$670,721
Total stockholders’ equity	$3,914,429	$4,050,292	$3,604,159	$3,791,571

RISK FACTORS

You should carefully consider each of the following risks, the risks discussed under the heading “Risk Factors” in the accompanying prospectus and all of the information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in our 2019 Annual Report in Item 1A. “Risk Factors,” in our Quarterly Report in Item 1A. “Risk Factors” and any other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the notes.

Risks Relating to the Notes

We have a significant amount of debt, which may increase as a result of this offering. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

We have a significant amount of debt and substantial debt service requirements. As of June 30, 2020, as adjusted for this offering and the application of the net proceeds therefrom, including the repayment of the term loans under our existing credit agreement and assuming no further borrowings under our revolving credit facility for the repayment of the term loans, as set forth in “Use of Proceeds,” we would have had approximately $1.16 billion of outstanding debt of which $176.4 million would have been secured (or $23.8 million would have been secured after giving effect to the collateral release under our existing credit agreement described in “Summary—Recent Developments—Collateral Release and Credit Agreement Amendment”), and we would have had $1.61 billion of undrawn borrowing capacity under our existing credit agreement (or $1.98 billion of undrawn borrowing capacity after giving effect to the credit agreement amendment).

This level of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in all of our debt becoming immediately due and payable;

•

reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions or strategic investments, dividends and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increasing interest expense on variable rate indebtedness, including borrowings under our existing credit facility;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy;

•	limiting our ability to pursue business opportunities that become available to us; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness.

Our ability to generate cash in order to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive, legislative, regulatory and other factors beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our existing credit facility and our other financing agreements, including the indenture governing the notes, and other agreements we may enter into in the future. Specifically, we will need to maintain certain financial ratios. Our business may not continue to generate sufficient cash flow from operations in the future and future borrowings may not be available to us under our existing credit facility or from other sources in an amount sufficient to service our indebtedness, including the notes, to make necessary capital expenditures or to fund our other liquidity needs. If we are unable to generate cash from our operations or through borrowings, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to make payments on our indebtedness or refinance our indebtedness will depend on factors including the state of the capital markets and our financial condition at such time, as well as the terms of our financing agreements and the indenture governing the notes. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may incur substantial additional indebtedness, including debt ranking effectively senior to the notes, which could further exacerbate the risks associated with our substantial indebtedness.

Subject to the restrictions in our existing credit facility, we and our subsidiaries may be able to incur additional indebtedness, including debt ranking effectively senior to the notes, in the future. In addition, the indenture governing the notes will not contain restrictions on the incurrence of additional debt, except for certain debt secured by liens. Although our existing credit facility does contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions, including the ability of Quanta Services, Inc. and our foreign subsidiaries to incur any amount of additional unsecured indebtedness as long as we comply with the existing credit facility’s financial covenants, and the ability, on a non-committed basis, for us to increase revolving commitments and term loans under our existing credit facility up to the Incremental Cap (as defined in our existing credit facility), and debt incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks we now face would increase.

The notes will be effectively subordinated to all existing and future secured indebtedness of us and our subsidiaries.

The notes will not be secured by any of our assets or those of our subsidiaries. As a result, the notes will be effectively subordinated to any secured debt we or our subsidiaries may incur to the extent of the value of the assets securing such debt. As of June 30, 2020, on an as adjusted basis after giving effect to the issuance of the notes offered hereby and the repayment of the term loans under our existing credit agreement and assuming no further borrowings under our revolving credit facility for the repayment of the term loans, as set forth under “Use of Proceeds,” we would have had $1.16 billion of consolidated indebtedness outstanding, of which $176.4 million would have been secured (or $23.8 million would have been secured after giving effect to the collateral release under our existing credit agreement described in “Summary—Recent Developments—Collateral Release and Credit Agreement Amendment”). In addition, after giving effect to the credit agreement amendment, which is expected to close substantially concurrent with the completion of this offering, the amount of revolving credit facilities thereunder would increase from $2.135 billion to $2.51 billion in revolving credit facilities. The collateral under our underwriting, continuing indemnity and security agreement will automatically be released from the liens securing our obligations thereunder upon the concurrent release of the liens on the collateral securing our existing credit agreement. However, our agreement with our sureties contains a collateral reinstatement provision that would apply in the event our corporate family rating by Moody’s falls below Baa3 or our corporate credit rating by S&P falls below BBB-. If such reinstatement provision is triggered, we would be in default under our credit agreement. We are currently negotiating an amendment to the agreement with our sureties to remove the collateral reinstatement provision, which we expect to enter into substantially concurrent with the completion of this offering. However, such amendment is not yet finalized, and there can be no assurance we will enter into such amendment at the time of closing of this offering. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. To the extent that such assets cannot satisfy in full our secured debt, the holders of such secured debt would have a claim for any shortfall that would rank equally in right of payment with the notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the notes. If new indebtedness is added to our current debt levels, the related risks we could face would be magnified.

The notes will be structurally subordinated to all existing and future obligations of our subsidiaries.

Our equity interests in our subsidiaries are subordinate to any debt and other liabilities of our subsidiaries (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to the extent of the value of the assets of such subsidiaries, whether or not secured. The notes will not be guaranteed by our subsidiaries and we may not have direct access to the assets of our subsidiaries unless these assets are transferred by dividend or otherwise to us. The ability of our subsidiaries to pay dividends or otherwise transfer assets to us is subject to various restrictions under applicable law. In addition, our right to receive assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. As of June 30, 2020, our subsidiaries had approximately $2.56 billion of total liabilities (excluding intercompany liabilities) outstanding, including trade payables.

Quanta Services, Inc. is a holding company, and it may not have access to the cash flow and other assets of its subsidiaries that may be needed to make payments on the notes.

Quanta Services, Inc. is a holding company and it conducts substantially all of its operations through its subsidiaries. Consequently, it does not have any income from operations and does not expect to generate income from operations in the future. As a result, its ability to meet its debt service obligations, including its obligations under the notes, substantially depends upon its subsidiaries’ earnings, cash flows and business considerations and payment of funds to it by its subsidiaries as dividends, loans, advances or other payments. In addition, the payment of dividends or the making of loans, advances or other payments to Quanta Services, Inc. may be subject to regulatory or contractual restrictions. The right of Quanta Services, Inc. to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in the profits or a distribution of those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors.

The agreements governing our debt, including our existing credit facility, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the notes.

The agreements governing our existing debt impose, and future financing agreements may impose, operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios and limit our ability to:

•

incur additional debt and issue preferred stock (in the case of the existing credit facility, but not in the case of the indenture governing the notes, except for the incurrence of certain secured debt);

•	create liens;

•	redeem or prepay certain debt (in the case of the existing credit facility, but not in the case of the indenture governing the notes);

•	pay dividends on our stock or repurchase stock (in the case of the existing credit facility, but not in the case of the indenture governing the notes);

•	make certain acquisitions (in the case of the existing credit facility, but not in the case of the indenture governing the notes); and

•	engage in consolidations, mergers and acquisitions.

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition, tax and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

The limited covenants in the indenture governing the notes may not provide protection against some events or developments that may affect the trading prices for the notes or our ability to repay the notes.

The indenture governing the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	prohibit us from incurring substantial secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•

limit our subsidiaries’ ability to incur indebtedness, which would rank senior to the notes, except for limitations on the incurrence of certain secured debt by Restricted Subsidiaries (as such term is defined in the indenture governing the notes);

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, none of our joint ventures or subsidiaries that are not Restricted Subsidiaries are subject to the restrictive covenants in the notes or in the indenture governing the notes. For these reasons, you should not consider the covenants in the indenture governing the notes as a significant factor in evaluating whether to invest in the notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our debt credit rating generally, and the credit ratings on the notes, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

We may not be able to purchase the outstanding notes upon a Change of Control Triggering Event.

Upon the occurrence of a “Change of Control Triggering Event” (as defined in “Description of Notes—Purchase upon a Change of Control Triggering Event”), unless we have exercised our right to redeem such notes in full as described under “Description of Notes—Optional Redemption,” each holder of notes will have the right to require us to purchase all or any part of such holder’s outstanding notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to purchase the notes. In addition, our ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to purchase the notes as required under the terms of the notes would result in a default under the notes, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Purchase upon a Change of Control Triggering Event.”

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency on certain matters at the time the credit rating is issued. An explanation of the significance of such credit rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a credit rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s credit rating should be evaluated independently of any other agency’s credit rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our credit ratings are under further review for a downgrade, could adversely affect the market value or liquidity of the notes and increase our corporate borrowing costs.

An active trading market for the notes may not develop or be sustained.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they presently intend to make a market in the notes after completion of the offering as permitted by applicable law, they have no obligation to do so, and such market-making activities may be discontinued at any time without notice. In addition, the liquidity of the trading market of the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for securities and by changes in our financial performance or prospects or the financial performance or prospects of companies in our industry. We cannot assure the liquidity of the trading markets for the notes or that active public trading markets for the notes will develop or be sustained. If active public trading markets for the notes are not developed or sustained, the market prices and liquidity of the notes may be adversely affected.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors, including, but not limited to, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Redemption may adversely affect your return on the notes.

We may redeem all or a portion of the notes at our option at any time or from time to time at the applicable redemption price in the circumstances described under “Description of Notes—Optional Redemption.” If we redeem the notes in such circumstances, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $986.7 million, after deducting the underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering, together with cash on hand or drawings under our existing credit agreement’s revolving credit facility, or a combination thereof, if necessary, to repay the term loans under our existing credit agreement.

As of June 30, 2020, we had $1.36 billion of outstanding borrowings under our existing credit agreement, which included $1.21 billion borrowed under the term loan facility and $152.6 million of outstanding revolving loans, both of which bear interest at variable market rates. During the three months ended June 30, 2020, the weighted average interest rate associated with our existing credit agreement was 1.65%. The maturity date for both the revolving credit facility and the term loan facility in the existing credit agreement is October 31, 2022.

Certain of the underwriters or their affiliates are lenders under the term loans under our existing credit agreement and will receive proceeds of this offering. At least 5% or more of the net proceeds of this offering (not including underwriting discounts) may be directed to one or more of the underwriters or their affiliates. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering as the securities offered are investment grade rated, as that term is defined in the rule. In accordance with FINRA Rule 5121, the underwriters with a conflict of interest will not confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our capitalization as of June 30, 2020:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of the notes offered hereby and the application of the proceeds therefrom, as set forth under “Use of Proceeds.”

In addition to the section “Use of Proceeds,” you should read the data set forth in the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical condensed consolidated financial statements and related notes included in our Quarterly Report, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2020
	Actual	As adjusted
	(in thousands)
Cash and cash equivalents	$530,670	$308,146

Term facility	$1,209,219	$—
Revolving credit facility (a)	152,622	152,622
Senior notes due 2030 offered hereby (b)	—	986,695
Other long-term debt	22,391	22,391
Finance leases	1,400	1,400

Total long-term debt	1,385,632	1,163,108

Total stockholders’ equity	3,914,429	3,914,429

Total capitalization	$5,300,061	$5,077,537

(a)

As of June 30, 2020, we had approximately $374.7 million of outstanding letters of credit and approximately $1.61 billion of unused availability under our revolving credit facility. As of September 10, 2020, we had approximately $365.0 million of outstanding letters of credit and approximately $1.59 billion of unused availability under our revolving credit facility.

(b)	Net of unamortized discounts and debt issuance costs.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered hereby (referred to in the accompanying prospectus as “debt securities”) supplements and, to the extent inconsistent therewith, supersedes the description of the general terms and provisions of debt securities set forth in the accompanying prospectus. Capitalized terms not otherwise defined herein shall have the meanings given to them in the accompanying prospectus. In this description, all references to the “Company,” “we,” “us” and “our” refer only to Quanta Services, Inc. and not to any of its subsidiaries. We are offering $1,000,000,000 aggregate principal amount of senior notes due 2030 (the “notes”).

General

The notes will be issued under the indenture, dated as of September 22, 2020 (the “base indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as to be supplemented and amended by the first supplemental indenture, dated as of September 22, 2020 (the “first supplemental indenture”), between the Company and the Trustee (the base indenture, as so supplemented and amended, the “indenture”). The indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the terms of the notes include those made part of the indenture by reference to the Trust Indenture Act. The following description and the description in the accompanying prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to the Trust Indenture Act and all the provisions of the notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

Principal Amount and Maturity

The notes will mature on October 1, 2030. The Company may, without notice to or consent of the holders or beneficial owners of the notes, issue in separate offerings additional notes having the same ranking, interest rate, maturity and other terms (except the issue date, price to the public and, if applicable, the initial interest payment date) as the notes. The notes and any additional notes will constitute a separate series under the indenture. If any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will be issued with a different CUSIP number (or other applicable identifying number).

Interest

Except as otherwise provided in the indenture, interest on the notes will accrue at a rate of 2.900% per annum from September 22, 2020 and will be payable semi-annually in arrears on April 1 and October 1, commencing April 1, 2021, to those persons in whose names the notes are registered at the close of business on the next preceding March 15 and September 15, whether or not a business day, as the case may be.

If any interest payment date, any redemption date, the maturity date or any other date on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date or other date, as the case may be.

Ranking

The notes (i) will be the Company’s senior unsecured obligations, (ii) will rank equally in right of payment with all of the Company’s existing and future senior indebtedness, subject to applicable law, (iii) will be senior in right of payment to all of the Company’s future subordinated indebtedness, if any, subject to applicable law, (iv) will be effectively subordinated to the Company’s secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and (v) will be structurally subordinated to all liabilities, including trade payables, of any of the Company’s subsidiaries.

As of June 30, 2020, as adjusted for this offering and the application of the net proceeds therefrom, as set forth in “Use of Proceeds,” the Company would have had approximately $1.16 billion of outstanding debt, of which $176.4 million would have been secured (or $23.8 million would have been secured after giving effect to the collateral release under the Company’s existing credit agreement described in “Summary—Recent Developments—Collateral Release and Credit Agreement Amendment”), and the Company would have had $1.61 billion of undrawn borrowing capacity under the Company’s existing credit agreement (or $1.98 billion of undrawn borrowing capacity after giving effect to the credit agreement amendment). As of June 30, 2020, the Company’s subsidiaries had approximately $2.56 billion of total liabilities (excluding intercompany liabilities) outstanding, including trade payables.

Optional Redemption

Commencing on July 1, 2030 (three months prior to their maturity date), we may redeem the notes, in whole, or from time to time in part, at the option of the Company at any time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, if any, to (but excluding) the redemption date.

Prior to July 1, 2030 (three months prior to their maturity date) the notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

(a)    100% of the principal amount of such notes to be redeemed; and

(b)    the sum of the present values of the Remaining Scheduled Payments thereon that would be due if the notes matured on the Par Call Date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to (but excluding) the date of redemption. The indenture provides that with respect to any redemption, the Company will notify the Trustee of the redemption price promptly after the calculation and that the Trustee will not be responsible for such calculation.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized (assuming for this purpose that the notes matured on the Par Call Date), at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Par Call Date” means July 1, 2030 (three months prior to their maturity date).

“Reference Treasury Dealer” means (1) each of BofA Securities, Inc. and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and (2) any two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption (assuming for this purpose that the notes mature on the Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (assuming for this purpose that the notes matured on the Par Call Date), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed or sent at least 15 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any redemption of notes or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date. If the Company redeems less than all the notes, the Trustee must select the notes to be redeemed, in the case of the notes in global form, in accordance with the Depositary’s applicable procedures, and in the case of any notes in definitive form, by such method as the Trustee deems fair and appropriate. The Trustee may select for partial redemption notes and portions of notes in amounts equal to $2,000 or any integral multiple of $1,000 in excess thereof.

Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

In addition, the Company may at any time, and from time to time, purchase notes at any price or prices in the open market, through negotiated transactions, by tender offer or otherwise, subject to applicable law.

Purchase upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the notes in full as described under “—Optional Redemption” by giving irrevocable notice to the Trustee in accordance with the indenture, each holder of the notes will have the right to require the Company to purchase all or a portion (equal to $2,000 or whole multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (the “Change of Control Payment”), subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date. If the Change of Control Payment Date (as defined below) falls on a day that is not a business day, the related payment of the Change of Control Payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

Unless the Company has exercised its right to redeem such notes, within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail (or with respect to global notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each holder of such notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which, other than as may be required by applicable law, must be no earlier than 15 days nor later than 60 days after the date the notice is mailed or sent (or, in the case of a notice mailed or sent prior to the date of consummation of a Change of Control, no earlier than the date of the occurrence of the Change of Control), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate or statement signed by an officer of the Company, which need not constitute an officers’ certificate, stating the aggregate principal amount of notes or portions of notes being purchased.

The Company will not be required to make a Change of Control Offer with respect to the notes if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the notes properly tendered and not withdrawn under the third party’s offer, (ii) a notice of redemption has been given to the holders of all of the notes in accordance with the terms of the indenture, unless and until there is a default in payment of the redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of such Alternate Offer.

The Company will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the notes or the indenture by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

1.

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or any of its Subsidiaries, other than any such transaction or series of related transactions where holders of the Company’s Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person’s Voting Stock immediately after giving effect thereto;

2.	the consummation of any transaction the result of which is that a “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

3.	the adoption by the Company’s stockholders of a plan relating to the liquidation or dissolution of the Company; or

4.

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock of the surviving or transferee Person (or its parent) constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (or its parent) (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of the surviving or transferee Person.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because the Company shall become a direct or indirect wholly-owned subsidiary of a holding company or other Person if the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means (i) the rating of the notes by both Rating Agencies is lowered at any time during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either Rating Agency has publicly announced that it is considering a possible ratings downgrade), and (ii) the notes are rated below Investment Grade by both Rating Agencies on any day during the Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies.”

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Rating Agencies” means Moody’s and S&P; provided that if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company’s control, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that the Company offers to purchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another “person” may be uncertain. In addition, holders of notes may not be entitled to require the Company to purchase their notes in certain circumstances involving a significant change in the composition of the board of directors of the Company, including in connection with a proxy contest. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holder of any notes to require that we purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Sinking Fund

There will be no mandatory sinking fund payments for the notes.

Book-entry System

Except as described in the accompanying prospectus under the heading “Description of Debt Securities—Registered Global Securities,” owners of beneficial interests in a Global Security will not be considered the holders thereof and will not be entitled to receive physical delivery of notes in definitive form, and no Global Security will be exchangeable except for another Global Security of like denomination and terms to be registered in the name of the Depositary or its nominee.

The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

None of the Company, the Trustee or any paying agent will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-day Funds Settlement System and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

The notes will trade in the Depositary’s Same-Day Funds Settlement System until maturity or earlier redemption, and secondary market trading activity in the notes will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Certain Covenants

Limitation on Liens

Except as provided below, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or permit to exist any indebtedness for borrowed money (“Indebtedness”) secured by a Lien on any Principal Property or any shares of stock of or any Indebtedness of any Restricted Subsidiary, whether owned on the date of issuance of the notes or thereafter acquired, unless the Company substantially contemporaneously secures the notes equally and ratably with (or prior to) such Indebtedness until such time as such Indebtedness is no longer secured by a Lien on any Principal Property or any shares of stock of or any Indebtedness of any Restricted Subsidiary, except that the foregoing restrictions shall not apply to Indebtedness secured by:

1.	Liens on any property, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary;

2.	Liens on any property, shares of stock or Indebtedness existing at the time of acquisition of such property, stock or Indebtedness by the Company or a Restricted Subsidiary;

3.

Liens to secure (i) the payment of all or any part of the price of acquisition, construction, alteration, expansion, repair or improvement of property, assets or stock by the Company or a Restricted Subsidiary or (ii) any Indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of or within one year after the later of the acquisition or completion of construction, alteration, expansion, repair or improvement of such property (including any improvements on an existing property), which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction, alteration, expansion, repair or improvements thereon; provided, however, that, in the case of any such acquisition, construction, alteration, expansion, repair or improvement, the Lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction, alteration, expansion, repair or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

4.	Liens securing Indebtedness of the Company or a Restricted Subsidiary owing to the Company, a Restricted Subsidiary or a wholly-owned Subsidiary;

5.

Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

6.

Liens on property of the Company or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

7.	Liens existing as of, or provided for under the terms of agreements existing as of, the date of the first supplemental indenture;

8.	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries;

9.

Liens to banks arising from the issuance of letters of credit issued by such banks (“issuing banks”) which constitute borrowed money on the following: (i) any and all shipping documents, warehouse receipts, policies or certificates of insurance and other document accompanying or relative to drafts drawn under any credit, and any draft drawn thereunder (whether or not such documents, goods or other property be released to or upon the order of the Company or any Subsidiary under a security agreement or trust or bailee receipt or otherwise), and the proceeds of each and all of the foregoing; (ii) the balance of every deposit account, now or at the time hereafter existing, of the Company or any Subsidiary with the issuing banks, and any other claims of the Company or any Subsidiary against the issuing banks; and all property claims and demands and all rights and interests therein of the Company or any Subsidiary and all evidences thereof and all proceeds thereof which have been or at any time will be delivered to or otherwise come into the issuing bank’s possession, custody or control, or into the possession, custody or control of any bailee for the issuing bank or of any of its agents or correspondents for the account of the issuing bank, for any purpose, whether or not the express purpose of being used by the issuing bank as collateral security or for the safekeeping or for any other or different purpose, the issuing bank being deemed to have possession or control of all of such property actually in transit to or from or set apart for the issuing bank, any bailee for the issuing bank or any of its correspondents for other acting in its behalf, it being understood that the receipt at any time by the issuing bank, or any of its bailees, agents or correspondents, or other security, of whatever nature, including cash, will not be deemed a waiver of any of the issuing bank’s rights or power hereunder; (iii) all property shipped under or pursuant to or in connection with any credit or drafts drawn thereunder or in any way related thereto, and all proceeds thereof; or (iv) all additions to and substitutions for any of the property enumerated above in this subsection;

10.

Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in clauses (1) through (9) above; provided, however, that the principal amount of Indebtedness so secured shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement or, if greater, the committed amount of Indebtedness originally secured by such Liens (plus, in each case, the aggregate amount of premiums, other payments, costs and expenses related to any refinancing, refunding, extension, renewal or replacement of such Indebtedness), and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Liens so extended, renewed or replaced (plus improvements and construction on such property);

11.

Liens securing the payment of taxes, special assessments, governmental charges or claims which are not overdue for a period of more than sixty days or the validity of which is being contested by the Person being charged in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by GAAP;

12.

deposits, pledges or Liens on or securing property or shares of stock under workers’ compensation, unemployment insurance and social security laws or similar obligations, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, bankers’ acceptances or completion guarantees, or to secure statutory or regulatory obligations or surety or appeal bonds and related indemnification obligations in respect thereof, government contracts, performance and return-of-money bonds and other obligations of a similar nature, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

13.

any attachment Lien being contested in good faith and by proceedings promptly initiated and diligently conducted, unless the attachment giving rise thereto will not, within sixty days after the entry thereof, have been discharged or fully bonded or will not have been discharged within sixty days after the termination of any such bond;

14.

any judgment Lien or Lien securing or arising from the rendering of a decree, attachment, award or order unless (i) the judgment it secures will not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or will not have been discharged within sixty days after the expiration of any such stay or (ii) the judgment it secures results in an Event of Default;

15.

easements, rights-of-way, zoning restrictions, servitudes, encroachments, title defects or other irregularities, and servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements, and other restrictions, charges or encumbrances not materially interfering with the ordinary conduct of the business;

16.

any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, supplier’s, carrier’s, landlord’s, warehousemen’s, construction contractor’s or similar Lien or pursuant to customary reservations or retentions of title in each case for sums not yet overdue for a period of more than sixty days or that are bonded or being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;

17.

leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole, and any Lien of a lessor in the property subject to any operating lease or short-term rental;

18.	Liens encumbering property or assets under construction or arising from progress or partial payments by a third party relating to such property or assets;

19.	Liens arising from filing Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) regarding operating leases or short-term rentals;

20.

Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under interest rate agreements, currency agreements or commodity agreements designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

21.	Liens on or sales of receivables;

22.

Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute and Liens in favor of governmental bodies in connection with industrial revenue, pollution control, private activity bonds or similar financing;

23.

restrictions on dispositions of property, assets or stock to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements, Liens on cash earnest money deposits made in connection with any letter of intent or purchase agreement and customary options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures and partnerships;

24.

Liens of sellers of goods arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

25.

Liens on machinery and equipment in favor of contract counterparties arising under contracts entered into in the ordinary course of business, provided that such Liens secure only future performance; or

26.	any Lien securing Indebtedness of a Person which is a Successor Company (as defined below) to the Company to the extent permitted under “—Consolidation, Merger and Sale of Assets.”

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, without securing the notes, create, incur, issue, assume, guarantee or permit to exist any Indebtedness secured by a Lien, other than those permitted pursuant to clauses (1) through (26) above, if, immediately after giving pro forma effect to the Incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, the sum of (without duplication) (i) all Indebtedness of the Company and its Restricted Subsidiaries secured by Liens (other than those Liens permitted pursuant to clauses (1) through (26) above) and (ii) all Attributable Indebtedness in respect of Sale/Leaseback Transactions with respect to any Principal Property, at the time of determination, does not exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any Principal Property, unless (i) the Company or such Restricted Subsidiary would be entitled to create a Lien on such Principal Property securing Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction without securing the notes pursuant to the covenant described in “Limitation on Liens” above or (ii) the Company, within twelve months from the effective date of such Sale/Leaseback Transaction, applies to (x) the voluntary defeasance or retirement (excluding retirements of notes and other Indebtedness ranking pari passu with the notes as a result of conversions, pursuant to mandatory sinking funds or mandatory prepayment provisions or by payment at maturity) of notes or other Indebtedness ranking pari passu with the notes, (y) the acquisition, construction, development or improvement of any Principal Property used or useful in the businesses of the Company or its Subsidiaries or (z) any combination of the foregoing, an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

•

either (1) the Company is the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than the Company (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Company under the notes and the indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

•

the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with the indenture.

If the Successor Company expressly assumes all of the obligations of the Company under the notes and the indenture, the Company will promptly thereafter be released from such obligations.

Reports

The indenture provides that so long as any notes are outstanding, if the Company is subject to the periodic reporting requirements of the Exchange Act, it will furnish to the Trustee and the holders (unless such reports are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor thereto) copies of the annual reports and of the information, documents and other reports the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after the Company is required to file such reports with the SEC. If the Company is not subject to the periodic reporting requirements of the Exchange Act, then the Company will file with the Trustee and the holders (unless such reports are available on the EDGAR system or any successor thereto) and the SEC, in accordance with the SEC’s rules and regulations, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such statements, reports, notices and other information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants in the indenture (as to which the Trustee is entitled to rely exclusively on officers’ certificates and other certificates pursuant to the terms of the indenture).

Certain Definitions

The following definitions, among others, are used in the indenture. Many of the definitions of terms used in the indenture have been negotiated specifically for the purposes of inclusion in the indenture and may not be consistent with the manner in which such terms are defined in other contexts. Prospective purchasers of notes are encouraged to read each of the following definitions carefully and to consider such definitions in the context in which they are used in the indenture. Capitalized terms used herein but not defined have the meanings assigned thereto in the indenture.

“Attributable Indebtedness” with respect to a Sale/Leaseback Transaction means, as of the time of determination, (i) if the obligation with respect to such Sale/Leaseback Transaction is a Finance Lease Obligation, the amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee or (ii) if the obligation with respect to such Sale/Leaseback Transaction is not a Finance Lease Obligation, the total Net Amount of Rent required to be paid by the lessee under such lease during the remaining term thereof (including any period for which the lease has been extended), discounted from the respective due dates thereof to such determination date at the rate per annum borne by the notes compounded semi-annually.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Subsidiaries for the total assets (less accumulated depletion, depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deducting therefrom, to the extent included in total assets, in each case as determined on a consolidated basis in accordance with GAAP (without duplication): (i) the aggregate amount of liabilities of the Company and its Subsidiaries that may properly be classified as current liabilities (including taxes accrued as estimated) (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than twelve months after the date as of which the amount is being determined); (ii) current Indebtedness and current maturities of long-term Indebtedness; (iii) minority interests in the Company’s Subsidiaries held by Persons other than the Company or a wholly-owned Subsidiary of the Company; and (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

“Finance Lease Obligation” means an obligation that is required to be accounted for as a finance lease (and, for the avoidance of doubt, not an operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a finance lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fund Entity” means any Subsidiary of the Company, 100% of whose capital stock is at the time owned by the Company directly or indirectly through other Persons 100% of whose capital stock is at the time owned, directly or indirectly, by the Company (other than, in the case of any Subsidiary that is not organized or existing under the laws of the United States, any state of the United States or the District of Columbia, with respect to any directors’ qualifying shares), which does not act other than either (a) solely as the general partner of one or more of the Company’s Investment Funds or (b) solely for the purpose of being a registered investment adviser for any of such Investment Funds, whether directly or indirectly through the general partner of such Investment Fund.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the date on which the notes are issued, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP consistently applied.

“Investment Fund” means any foreign or domestic limited partnership, limited liability company or other investment vehicle with respect to which a Fund Entity acts as a general partner and/or its registered investment adviser, whether directly or indirectly through the general partner of such Investment Fund, and in which the Company and/or one or more of its Subsidiaries holds no more than a minority equity interest.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any manufacturing plant or other similar facility (including Production Machinery and Equipment located thereon), corporate office, equipment yard, maintenance facility, training facility or warehouse owned by the Company or any Subsidiary, which is located within the United States (excluding its territories and possessions), in each case having a net book value in excess of 1% of Consolidated Net Tangible Assets other than (i) any such plant, facility or property which the Company’s Board of Directors determines in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety or (ii) any portion of any such plant, facility or property which the Company’s Board of Directors determines in good faith not to be of material importance to the use or operation thereof.

“Production Machinery and Equipment” means production machinery and equipment in such Principal Property used directly in the production of the Company’s or any Subsidiary’s products.

“Restricted Subsidiary” means any Subsidiary of the Company (other than any Fund Entity or Captive Insurance Subsidiary), substantially all of the assets of which are located in the United States (excluding its territories and possessions) that at the time, directly or indirectly, through one or more Subsidiaries or in combination with one or more other Subsidiaries or the Company, owns a Principal Property; provided, however, that any Subsidiary that transacts any substantial portion of its business and regularly maintains any substantial portion of its fixed assets outside of the United States (excluding its territories and possessions) shall not be deemed to be a “Restricted Subsidiary.”

“Sale/Leaseback Transaction” means an arrangement relating to property owned on the date of issuance of the notes or thereafter acquired whereby the Company or any of its Restricted Subsidiaries transfers such property to a Person and the Company or any of its Restricted Subsidiaries leases it from such Person other than (1) leases for a term, including renewals at the option of the lessee, of not more than five years, (2) leases between the Company and a Subsidiary or between Subsidiaries and (3) leases of a property executed by the time of, or within twelve months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of such property.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, that any Person the accounts of which are not consolidated with those of the Company in its consolidated financial statements prepared in accordance with GAAP shall not be deemed to be a “Subsidiary” of the Company.

Events of Default and Remedies

The following will constitute “Events of Default” under the indenture with respect to the notes, subject to any additional limitations and qualifications included in the indenture:

(1)	default in the payment of any installment of interest on the notes as and when the same become due and payable and continuance of such default for a period of 30 days;

(2)

default in the payment of principal or premium, if any, with respect to the notes as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required purchase or otherwise;

(3)	default in the payment of any sinking fund payment with respect to the notes as and when the same become due and payable and continuance of such default for a period of 30 days;

(4)

failure on the part of the Company to comply with any of the covenants or agreements on the part of the Company in the notes, in any resolution of the Board of Directors of the Company authorizing the issuance of the notes, in the indenture or in any supplemental indenture with respect to the notes (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the notes at the time outstanding;

(5)

indebtedness for money borrowed of the Company or any Restricted Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated prior to its stated final maturity by the holders thereof because of a default, the total principal amount of such indebtedness unpaid or accelerated exceeds $150.0 million or the United States dollar equivalent thereof at the time and such default remains uncured or such acceleration is not rescinded or annulled for 30 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the notes at the time outstanding;

(6)

the Company or any of its Restricted Subsidiaries (1) voluntarily commences any proceeding or files any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Restricted Subsidiary or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability to pay, or fails generally to pay, its debts as they become due or (7) takes any comparable action under any foreign laws relating to insolvency; and

(7)

the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or any of its Restricted Subsidiaries or a substantial part of any of their property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Restricted Subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of such Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another one or more other Restricted Subsidiaries or Subsidiaries or to or with the Company) or (3) the winding-up or liquidation of the Company or any such Restricted Subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with one or more other Restricted Subsidiaries or Subsidiaries or to or with the Company), and such order or decree continues unstayed and in effect for 90 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 90 consecutive days.

If an Event of Default described in the first, second, third, fourth or fifth clauses above occurs and is continuing with respect to the notes, unless the principal and interest with respect to all the notes has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal of and interest on all the notes due and payable immediately. If an Event of Default described in the sixth or seventh clauses above occurs, unless the principal and interest with respect to all the notes has become due and payable, the principal of and interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

If an Event of Default occurs and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the notes or the indenture, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the Company or any other obligor on the notes. In addition, if there are any pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the notes, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid with respect to the notes. No holder of any notes will have any right to institute any action or proceeding upon, under or with respect to the indenture, for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to the notes and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding notes have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such security or indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the indenture.

Prior to the acceleration of the maturity of the notes, the holders of a majority in aggregate principal amount of the notes at the time outstanding may, on behalf of the holders of all the notes, waive any past default or Event of Default and its consequences for the notes, except (1) a default in the payment of the principal, premium, if any, or interest with respect to such notes or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected thereby. In the case of any such waiver, such default will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and the Company, the Trustee and the holders of the notes will be restored to their former positions and rights under the indenture.

The Trustee is required to give, within 90 days after the occurrence of a default actually known to a responsible officer of the Trustee with respect to the notes, to the holders of the notes notice of all defaults with respect to the notes so known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to the notes or in the making of any sinking fund or purchase fund payment with respect to the notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such notes.

Defeasance; Satisfaction and Discharge

The notes will be subject to defeasance and discharge, and the covenants set forth above under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale/Leaseback Transactions” and “—Certain Covenants—Consolidation, Merger and Sale of Assets” and “—Certain Covenants—Reports” will be subject to covenant defeasance, as set forth in the indenture. See “Description of Debt Securities—Satisfaction and Discharge of the Indenture; Defeasance” in the accompanying prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative pronouncements, all as of the date of this document, and all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the notes.

This discussion is limited to holders that purchase notes in this offering for cash at a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that hold the notes as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate and gift tax considerations), or the tax considerations arising under the laws of any state, local, non-U.S. or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, including the Medicare tax imposed on certain investment income under section 1411 of the Code, or to certain categories of investors that may be subject to special rules, such as:

•	brokers or dealers in securities or currencies;

•	dealers or traders in securities that have elected the mark-to-market method of tax accounting;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a hedge, straddle, conversion or other risk reducing transaction;

•	persons holding notes as part of an integrated investment;

•	former U.S. citizens or long-term residents of the United States;

•	banks or other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•

U.S. holders (as defined below) required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement” (within the meaning of section 451(b) of the Code); and

•	partnerships and other pass-through entities and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in the notes and partners therein should consult their own tax advisors regarding the U.S. federal income tax consequences of acquiring, owning and disposing of the notes.

This discussion is provided for general information only and does not constitute legal advice to any potential investor. Investors considering the purchase of notes are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the acquisition, ownership and disposition of the notes under other U.S. federal tax laws or under the laws of any state, local or non-U.S. jurisdiction or under any applicable income tax treaty.

Effect of Certain Additional Payments

In certain circumstances (see “Description of Notes—Optional Redemption” and “Description of Notes—Purchase upon a Change of Control Triggering Event”), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” However, we do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the IRS, and it is possible that the IRS may take a different position. In that case, if the IRS’s position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat any gain recognized on a taxable disposition of the notes as ordinary income rather than capital gain. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Tax Consequences to U.S. Holders

The following discussion applies to a U.S. holder of notes. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Stated Interest on the Notes

Stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Disposition of the Notes

A U.S. holder generally will recognize capital gain or loss on a sale, redemption, exchange, retirement or other taxable disposition of a note in an amount equal to the difference, if any, between the amount realized on such disposition and the U.S. holder’s adjusted tax basis in the note. The amount realized will include the amount of any cash and the fair market value of any other property received for the note. To the extent that any portion of the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will be treated in the same manner as described above under “—Stated Interest on the Notes.” A U.S. holder’s adjusted tax basis in the note will generally be equal to the amount the U.S. holder paid for the note. Any gain or loss will be long-term capital gain or loss if the U.S. holder held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are generally eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on, and the proceeds of the sale or other taxable disposition (including a redemption or retirement) of, notes held by a U.S. holder, and backup withholding generally will apply to such payments unless the U.S. holder provides to the applicable withholding agent the U.S. holder’s taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed the U.S. holder’s actual U.S. federal income tax liability and the U.S. holder timely provides the required information or appropriate claim form to the IRS.

Tax Consequences to Non-U.S. Holders

The following discussion applies to a “non-U.S. holder” of notes. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a note (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Interest on the Notes

Subject to the discussion below of backup withholding and FATCA (as defined below), payments to a non-U.S. holder of interest on the notes generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if the non-U.S. holder properly certifies as to the non-U.S. holder’s foreign status, as described below, and:

•	the non-U.S. holder does not own, actually or constructively, stock possessing 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related to us (actually or constructively); and

•	interest on the notes is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if the non-U.S. holder appropriately certifies that it is not a United States person. A non-U.S. holder can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) to the applicable withholding agent.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30%, unless (i) the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an applicable income tax treaty, or (ii) the payments of such interest are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and the non-U.S. holder meets the certification requirements described below, in which case, such interest will be taxable as discussed below under “—Income or Gain Effectively Connected with a U.S. Trade or Business.”

Disposition of the Notes

Subject to the discussion below of backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed place of business in the United States to which such interest is attributable); or

•	the non-U.S. holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If a non-U.S. holder’s gain is described in the first bullet point above, the non-U.S. holder generally will be subject to U.S. federal income tax in the manner described below under “—Income or Gain Effectively Connected with a U.S. Trade or Business.” A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat rate of 30% (or lower rate under an applicable income tax treaty) on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses. To the extent that any portion of the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will be treated in the same manner as described above under “—Tax Consequences to Non-U.S. Holders—Interest on the Notes.”

Income or Gain Effectively Connected with a U.S. Trade or Business

If interest on a note, or gain from the sale, redemption, exchange, retirement or other taxable disposition of a note, is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed place of business in the United States to which such interest is attributable), the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if the non-U.S. holder were a U.S. holder. Effectively connected interest income will not be subject to U.S. federal withholding tax if the non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if a non-U.S. holder is a corporation, that portion of the non-U.S. holder’s earnings and profits that is effectively connected with the non-U.S. holder’s U.S. trade or business, subject to certain adjustments, may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate.

Information Reporting and Backup Withholding

Payments to a non-U.S. holder of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the non-U.S. holder. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

Backup withholding generally will not apply to payments to a non-U.S. holder of interest on a note if the certification described in “—Tax Consequences to Non-U.S. Holders—Interest on the Notes” is duly provided or the non-U.S. holder otherwise establishes an exemption.

Payment of the proceeds from the sale or other taxable disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless a non-U.S. holder properly certifies under penalties of perjury as to the non-U.S. holder’s foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable or successor form) and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds from the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that a non-U.S. holder is not a United States person and certain other conditions are met, or a non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed the non-U.S. holder’s actual U.S. federal income tax liability and the non-U.S. holder timely provides the required information or appropriate claim form to the IRS.

Withholding on Payments to Certain Foreign Entities

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of interest on the notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E) or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E).

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. You should consult your tax advisor regarding the effects of FATCA on your investment in the notes.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. You should consult your own tax advisor regarding the particular U.S. federal (including federal estate tax and federal gift tax), state, local and non-U.S. tax consequences of acquiring, owning and disposing of the notes, including the consequences of any proposed changes in applicable laws, and the tax consequences under any applicable income tax treaty.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$210,000,000
Wells Fargo Securities, LLC	190,000,000
J.P. Morgan Securities LLC	120,000,000
PNC Capital Markets LLC	120,000,000
Truist Securities, Inc.	120,000,000
BBVA Securities Inc.	40,000,000
BMO Capital Markets Corp.	40,000,000
BNP Paribas Securities Corp.	40,000,000
Citizens Capital Markets, Inc.	40,000,000
MUFG Securities Americas Inc.	40,000,000
HSBC Securities (USA) Inc.	20,000,000
U.S. Bancorp Investments, Inc.	20,000,000

Total	$1,000,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $3.4 million and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about September 22, 2020, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for the period following the date of this prospectus supplement through the closing date of the notes offered hereby without first obtaining the prior written consent of BofA Securities, Inc. and Wells Fargo Securities, LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the notes or any securities that are substantially similar to the notes, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the notes or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any notes or such other securities, in cash or otherwise, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflict of Interest

Certain of the underwriters or their affiliates are lenders under the term loans under our existing credit agreement and will receive proceeds of this offering. At least 5% or more of the net proceeds of this offering (not including underwriting discounts) may be directed to one or more of the underwriters or their affiliates. The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering as the securities offered are investment grade rated, as that term is defined in the rule. In accordance with FINRA Rule 5121, the underwriters with a conflict of interest will not confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriters and/or their affiliates are lenders and/or agents under our credit facilities.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Additionally, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., is trustee for the notes offered hereby.

European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriters have agreed that they will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for us by Baker Botts L.L.P., Houston, Texas, and Duane Morris LLP, Houston, Texas. Certain legal matters in connection with the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the seven businesses the registrant acquired during 2019) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Quanta Services, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Purchase Contracts

Purchase Units

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of these securities and the general manner in which we will offer and sell the securities. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “PWR.”

Investing in our securities involves risks. You should carefully review and consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus and in any applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 14, 2020.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement and any written communication from us or any underwriter specifying the final terms of a particular offering. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted.

You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference or any written communication from us or any underwriter specifying the final terms of a particular offering is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is part of an automatic registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the offering and the terms of the particular securities to be offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the Securities and Exchange Commission, as described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein under the heading “Incorporation of Certain Information by Reference.”

As used in this prospectus, the terms “Quanta,” “the Company,” “we,” “our” and “us” refer to Quanta Services, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

i

ABOUT QUANTA SERVICES, INC.

We are a leading provider of specialty contracting services, delivering comprehensive infrastructure solutions for the electric and gas utility, energy and communications industries in the United States, Canada, Australia and select other international markets. The performance of our business generally depends on our ability to obtain contracts with customers and to effectively deliver the services provided under those contracts. The services we provide include the design, installation, upgrade, repair and maintenance of infrastructure within each of the industries we serve, such as electric power transmission and distribution networks; substation facilities; gas utility systems; refinery, petrochemical and industrial facilities; pipeline transmission systems and facilities; and telecommunications and cable multi-system operator networks. Our customers include many of the leading companies in the industries we serve, and we endeavor to develop and maintain strategic alliances and preferred service provider status with our customers. Our services are typically provided pursuant to master service agreements, repair and maintenance contracts and fixed price and non-fixed price installation contracts.

Our principal executive offices are located at 2800 Post Oak Boulevard, Suite 2600, Houston, Texas 77056. Our telephone number at that location is (713) 629-7600. Our website is www.quantaservices.com. Information contained in our website is not incorporated by reference to this prospectus and you should not consider information contained in our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the Securities and Exchange Commission referred to under the heading “Where You Can Find More Information,” including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other reports and documents we file with the Securities and Exchange Commission that are incorporated by reference herein, together with all of the other information included in this prospectus and the documents we incorporate by reference. If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may,” “will,” “should,” “could,” “expect,” “believe,” “plan,” “intend” and other words of similar meaning.

In particular, these include, but are not limited to, statements relating to the following:

•

projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other projections of operating or financial results;

•	expectations regarding our business or financial outlook;

•	expectations regarding opportunities, trends and economic and regulatory conditions in particular markets or industries;

•

expectations regarding the novel coronavirus disease (“COVID-19”), including the potential impact of the COVID-19 pandemic and of governmental responses to the pandemic on our business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity;

•

expectations regarding our plans and strategies, including plans, effects and other matters relating to the COVID-19 pandemic and our exit, through potential sale or otherwise, from our Latin American operations;

•	the business plans or financial condition of our customers, including with respect to or as a result of the COVID-19 pandemic;

•	the potential impact of commodity prices and commodity production volumes on our business, financial condition, results of operations and cash flows and demand for our services;

•

the potential benefits from, and future performance of, acquired businesses and our investments, including a joint venture in which we own a 50% interest, LUMA Energy, LLC, which was selected for a 15-year operation and maintenance agreement to operate, maintain and modernize the approximately 18,000-mile electric transmission and distribution system in Puerto Rico;

•	beliefs and assumptions about the collectability of receivables;

•	the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects;

•	the development of and opportunities with respect to future projects, including renewable energy projects and larger electric transmission and pipeline projects;

•

future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases, and expectations regarding the declaration, amount and timing of any future cash dividends;

•	the impact of existing or potential legislation or regulation;

•	potential opportunities that may be indicated by bidding activity or similar discussions with customers;

•	the future demand for and availability of labor resources in the industries we serve;

•	the expected realization of remaining performance obligations or backlog;

•	the expected outcome of pending or threatened legal proceedings; and

•	possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties.

These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Those statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the following:

•

market, industry, economic, financial or political conditions outside our control, including weakness in the capital markets or the ongoing and potential impact to financial markets and worldwide economic activity resulting from the COVID-19 pandemic and related governmental actions;

•

quarterly variations in our operating and financial results, liquidity, financial condition, cash flows, capital requirements, and reinvestment opportunities, including the ongoing and potential impact to our business, operations and supply chains resulting from the COVID-19 pandemic and related governmental actions;

•

the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of business and governmental responses to the pandemic (e.g., shelter-in-place and other mobility restrictions, business closures) on our operations, personnel and supply chains, and on commercial activity and demand across our and our customers’ businesses;

•

our inability to predict the extent to which the COVID-19 pandemic and related impacts will adversely impact our business, financial performance, results of operations, financial position, the prices of our securities and the achievement of our strategic objectives, including with respect to governmental restrictions on our ability to operate, workforce and key personnel availability, regulatory and permitting delays, and future demand for energy and the resulting impact on demand for our services;

•	trends and growth opportunities in relevant markets, including our ability to obtain future project awards;

•	the time and costs required to exit our Latin American operations and our ability to effect related transactions on acceptable terms, as well as the business and political climate in Latin America;

•

delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, weather, regulatory or permitting issues (including the recent court ruling vacating the U.S. Army Corps of Engineers’ Nationwide Permit 12), environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, reductions or eliminations in governmental funding or customer capital constraints;

•

the effect of commodity prices and commodity production volumes on our operations and growth opportunities and on our customers’ capital programs and demand for our services, including as a result of the recent significant decrease in commodity prices;

•	the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts;

•	risks associated with operational hazards that arise due to the nature of the services we provide and the conditions in which we operate, including, among others, wildfires and explosions;

•

unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., underfunding of liabilities, termination or withdrawal liability) or other claims or actions asserted against us, including amounts that are not covered by, or are in excess of, our third-party insurance;

•

potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to us, or the unavailability of coverage deemed beneficial to us at reasonable and competitive rates;

•

damage to our brands or reputation arising as a result of cyber-security breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents;

•	our dependence on suppliers, subcontractors, equipment manufacturers and other third-party contractors and the impact of the COVID-19 pandemic on these service providers;

•	estimates and assumptions related to our financial results, remaining performance obligations and backlog;

•

our ability to attract and the potential shortage of skilled employees and our ability to retain key personnel and qualified employees and the impact of the COVID-19 pandemic on the availability and performance of our workforce and key personnel;

•	our dependence on fixed price contracts and the potential to incur losses with respect to these contracts;

•

adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms, floods, earthquakes and other geological- and weather-related hazards;

•	our ability to generate internal growth;

•	competition in our business, including our ability to effectively compete for new projects and market share;

•	the future development of natural resources;

•	the failure of existing or potential legislative actions and initiatives to result in increased demand for our services;

•

fluctuations of prices of certain materials used in our and our customers’ businesses, including as a result of the imposition of tariffs, governmental regulations affecting the sourcing of certain materials and equipment and other changes in U.S. trade relationships with other countries;

•	cancellation provisions within our contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms;

•	loss of customers with whom we have long-standing or significant relationships;

•	the potential that participation in joint ventures or similar structures exposes us to liability and/or harm to our reputation for acts or omissions by our partners;

•

our inability or failure to comply with the terms of our contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations;

•

the inability or refusal of our customers or third-party contractors to pay for services, which could be attributable to, among other things, the COVID-19 pandemic or the recent decrease in commodity prices and which could include the failure to collect our outstanding receivables, failure to recover amounts billed to customers in bankruptcy, or failure to recover on change orders or contract claims;

•	budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations;

•	our ability to successfully complete our remaining performance obligations or realize our backlog;

•

risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties;

•	our ability to successfully identify, complete, integrate and realize synergies from acquisitions, including the ability to retain key personnel from acquired businesses;

•

the potential adverse impact resulting from uncertainty surrounding acquisitions and investments, including the potential increase in risks already existing in our operations and poor performance or decline in value of our investments;

•	the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments;

•	our growth outpacing our decentralized management and infrastructure;

•	inability to enforce our intellectual property rights or the obsolescence of such rights;

•	the impact of our unionized workforce on our operations, including labor stoppages or interruptions due to strikes or lockouts;

•

the ability to access sufficient funding to finance desired growth and operations, including our ability to access capital markets on favorable terms, as well as fluctuations in the price and volume of our common stock, debt covenant compliance, interest rate fluctuations and other factors affecting our financing and investing activities;

•	our ability to obtain performance bonds and other project security;

•	our ability to meet the regulatory requirements applicable to us and our subsidiaries, including the Sarbanes-Oxley Act of 2002 and the U.S. Investment Advisers Act of 1940;

•	rapid technological and other structural changes that could reduce the demand for our services;

•	risks related to the implementation of new information technology systems;

•	new or changed tax laws, treaties or regulations;

•	our ability to realize deferred tax assets;

•	legislative or regulatory changes that result in increased costs, including with respect of labor and healthcare costs;

•	significant fluctuations in foreign currency exchange rates; and

•

the other risks and uncertainties described elsewhere herein and in Item 1A. Risk Factors of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and as may be detailed from time to time in our other public filings with the Securities and Exchange Commission.

All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in or incorporated by reference in this prospectus. Although forward-looking statements reflect our good faith beliefs at the time made, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. In addition, we do not undertake and expressly disclaim any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or otherwise.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital;

•	capital expenditures;

•	acquisitions; and

•	the repayment, refinancing, redemption or repurchase of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term investments or apply them to the reduction of short-term indebtedness or indebtedness under the credit agreement for our senior secured credit facility.

DESCRIPTION OF CAPITAL STOCK

The following describes Quanta’s common stock, preferred stock, restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”). This description is a summary only and does not purport to be complete. We encourage you to read the complete text of our certificate of incorporation and bylaws, which we have filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References to “stockholders” in this section refer to holders of our common stock, unless the context otherwise requires.

General

Under our certificate of incorporation, we have the authority to issue 610,000,000 shares of capital stock, consisting of 600,000,000 shares of common stock, par value $0.00001 per share (“common stock”), and 10,000,000 shares of preferred stock, par value $0.00001 per share (“preferred stock”).

As of September 4, 2020, there were 138,843,346 shares of our common stock and no shares of our preferred stock issued and outstanding. All of the outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights

Our stockholders are entitled to one vote for each share of common stock held on all matters voted upon by stockholders, including the election of directors.

Under our bylaws, when a quorum is present at any meeting of our stockholders, the affirmative vote of a majority of the votes cast affirmatively or negatively on a matter will be the act of the stockholders, unless the question is one upon which by express provision of law, our certificate of incorporation, or our bylaws, a different vote is required or unless under the rules and regulations of any stock exchange applicable to us or pursuant to any regulation applicable to us or our securities, a different vote is provided, in which case such express provision will govern and control the decision of such question.

Under our bylaws, in connection with an election of directors, each nominee for election in an uncontested election is elected by the vote of the majority of votes cast with respect to such director at any meeting of our stockholders at which a quorum is present, meaning that the number of shares voted for such director must exceed the number of shares voted against such director; provided, however, that in all elections other than uncontested elections, directors will be elected by a plurality of the votes cast at any meeting of the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders will not be permitted to vote against a nominee. Holders of our common stock have no right to cumulate their votes in an election of directors.

Dividend Rights

Subject to the preferred rights of the holders of shares of any class or series of our preferred stock, holders of our common stock are entitled to receive out of our funds legally available therefor, such dividends (payable in cash, stock or otherwise) as Quanta’s board of directors (the “board of directors”) may from time to time determine, payable to stockholders of record on such dates. The declaration and amount of future dividends is at the discretion of our board of directors and will depend on, among other factors, our financial condition, results of operations, cash flows, current and anticipated expansion plans, requirements under Delaware law and other factors that our board of directors may deem relevant.

Liquidation Rights

Our stockholders are entitled to share equally and ratably in our net assets upon a liquidation or dissolution after the payment or provision for all liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding.

No Preemptive, Conversion or Redemption Rights

Our stockholders have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to our common stock.

Listing

Our common stock is traded on the New York Stock Exchange under the symbol “PWR.”

Issuance of Preferred Stock

Our certificate of incorporation authorizes up to 10,000,000 shares of preferred stock. Preferred stock may be issued in one or more series as may be determined from time to time by the board of directors, and the board of directors, without further approval of the stockholders, is authorized to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the fullest extent permitted by law.

The prospectus supplement relating to any series of preferred stock Quanta offers will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the Securities and Exchange Commission before Quanta issues any preferred stock, and you should read any such form of preferred stock for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative or non-cumulative;

•	any terms for the conversion or exchange of the preferred stock for other securities of Quanta or any other entity;

•	any redemption provisions;

•	any liquidation preference;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares of preferred stock represented by depositary receipts. If we so elect, a depositary share may represent a fractional interest, to be specified in any applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of our then-existing stockholders, as well as dividend and liquidation payments on both common and preferred stock, and, under certain circumstances, make it more difficult for a third party to gain control of Quanta.

Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation, our bylaws and Delaware law contain provisions that may deter or render more difficult proposals to acquire control of Quanta, including proposals a stockholder might consider to be in his or her best interest, impede or delay a change in membership of the board of directors and make removal of our management more difficult.

Action by Stockholders Without a Meeting

Our certificate of incorporation provides that any action to be taken by our stockholders must be effected at an annual or special meeting and may not be effected by any consent in writing of such stockholders.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called at any time only by the chairman of the board of directors and shall be called within ten days after receipt of the written request of the board of directors, pursuant to a resolution of a majority of the board of directors to call a special meeting. Holders of our common stock do not have the right to call a special meeting of stockholders. The business transacted at a special meeting of stockholders is confined to the purpose stated in the notice of the meeting.

Advance Notice Provisions

Our bylaws provide that proposals and director nominations made by a stockholder to be voted upon at any annual meeting or special meeting of the stockholders may be considered only if such proposal or director nomination is properly brought before such meeting. In order for any matter, to be considered properly brought before such meeting, a stockholder must comply with certain requirements regarding advance notice to us.

Generally, in the case of an annual meeting, stockholders must deliver to the Secretary of Quanta a written notice between 90 and 120 days before the anniversary date of our immediately preceding annual meeting of the stockholders. In the case of an annual meeting that is more than 30 days before or more than 30 days after such anniversary date, or in the event that no annual meeting was held in the preceding year, stockholders must deliver such notice between 90 and 120 days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by us. In no event will the adjournment of an annual meeting, or postponement of an annual meeting for which notice was given, or the public announcement of such adjournment or postponement, commence a new time period for any stockholder to give notice.

To be in proper form, the notice must include, among other things, the name and address of the stockholder, certain information regarding the shares owned by the stockholder, a brief description of the business desired to be brought by the stockholder at the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. To nominate directors, the notice must include, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as well as representations regarding whether a director nominee is a party to any agreement with respect to voting or compensation or that might limit such director nominee’s exercise of fiduciary duties, among other things. Additionally, the notice must include such other information about the stockholder, each proposal and nominee as required by the Securities and Exchange Commission.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before a meeting, including making nominations for directors.

Vacancies on the Board of Directors

Our bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose.

Delaware Business Combination Statute

We are a Delaware corporation and are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 of the DGCL prohibits a “business combination” between a corporation and an “interested stockholder” within three years of the time the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who owns, individually or with or through other persons, 15% or more of the corporation’s outstanding voting stock.

Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the sole and exclusive forum for certain legal matters will be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). This provision applies to (i) any derivative action or proceeding brought on behalf of Quanta, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our present or former directors, officers or employees to Quanta or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any action asserting a claim arising pursuant to any provision of the certificate of incorporation or bylaws (as either may be amended from time to time), or (v) any action asserting a claim governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer by this prospectus consist of unsecured notes, debentures or other evidences of indebtedness of the Company (collectively, the “debt securities”). The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement or other offering material relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to the prospectus supplement and such other offering material relating thereto and to the following description.

The debt securities will be general obligations of the Company and will be senior debt of the Company.

Debt securities will be issued under an indenture (the “Indenture”) between the Company and U.S. Bank National Association or any separate trustee appointed by the Company with respect to one or more series of debt securities (the “Trustee”). The following discussion of certain provisions of the Indenture is a summary only and does not purport to be a complete description of the terms and provisions of the Indenture. The following discussion is qualified in its entirety by reference to the provisions of the Indenture. The Indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the Indenture. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Indenture. For additional information, you should review the Indenture that is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the Indenture because it, and not the summary below, defines your rights as a holder of debt securities.

General

The Indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by the Company’s board of directors or established in one or more supplemental indentures. You should read the prospectus supplement and any other offering material relating to a particular series of debt securities for any or all of the following terms of such series of debt securities offered by that prospectus supplement and this prospectus:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of any debt securities registered as to principal and interest), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places, if any, in addition to or instead of a corporate trust office of the Trustee where the principal, premium, if any, and interest with respect to debt securities of the series shall be payable;

•

the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

•

the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	whether the debt securities will be convertible into or exchangeable for any other securities of the Company or any other obligor and the applicable terms and conditions;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in United States currency;

•	any changes or additions relating to the discharge, defeasance and covenant defeasance described below under the heading “—Satisfaction and Discharge of the Indenture; Defeasance;”

•

if other than the coin or currency of the United States, the coin, currency, currencies or units of currencies in which payment of the principal, premium, if any, and interest with respect to the debt securities of the series will be payable;

•

if other than the principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of maturity or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

•

any addition to or change in the Events of Default (as defined below) with respect to the debt securities of the series and any change in the right of the Trustee or the holders to declare the principal of and interest on such debt securities due and payable;

•	the terms, if any, of any guarantee of the payment of principal of and interest on the debt securities of the series;

•

the applicability of, and any changes in or additions to, the covenants and definitions set forth in the Indenture or the terms of the Indenture relating to consolidation, merger, sale, conveyance, transfer or lease described below under the heading “—Consolidation, Merger and Sale of Assets;”

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars other than the Trustee;

•

if the debt securities of the series shall be issued in whole or in part in the form of a Global Security (as defined below), the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual debt securities in definitive registered form and the Depositary (as defined below) for such Global Security;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

•	any other terms of the debt securities of the series which are not prohibited by the provisions of the Indenture or applicable law.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to (1) debt securities with respect to which payments of principal, premium, if any, or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (2) debt securities with respect to which principal, premium, if any, or interest is payable in a foreign or composite currency, (3) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates and (4) variable rate debt securities that are exchangeable for fixed rate debt securities.

Payments of interest on debt securities may be made (1) at the office of the Trustee at which its corporate trust office for such purpose is administered in the United States (the “corporate office of the Trustee”); (2) at the office of the Company’s agent in New York City at which its corporate agency business is conducted; (3) at the option of the Company, by check mailed to the registered holders thereof; or (4) if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by such holder.

Unless otherwise provided in the applicable prospectus supplement, if a payment date is not a business day, payment shall be made on the next succeeding day that is a business day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a business day for the intervening period. If a regular record date is not a business day, the record date shall not be affected.

Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at a corporate office of the Trustee, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The transferor of any debt security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Registered Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a “Global Security”) that will be deposited with The Depository Trust Company or a custodian or a nominee for a depositary identified in the prospectus supplement relating to such series (the “Depositary”). In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Security may not be registered for transfer or exchange except (1) by the Depositary to a nominee of such Depositary, (2) by a nominee of such Depositary to such Depositary or another nominee of such Depositary, (3) by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor or (4) in any other circumstance described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of persons that have accounts with such Depositary (“participants”). The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold interests through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the Indenture and the debt securities. Any notices required to be given to the holders while the debt securities are Global Securities shall be given only to the Depositary. Except as set forth below, owners of beneficial interests in a Global Security will not (1) be entitled to have the debt securities represented by such Global Security registered in their names, (2) receive or be entitled to receive physical delivery of such debt securities in definitive form and (3) be considered the owners or holders thereof under the Indenture.

Principal, premium, if any, and interest payments on debt securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee, any registrar, any paying agent or any agent of the Company or the Trustee will have any responsibility or liability for (1) any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (2) the payments to the beneficial owners of such Global Security of amounts paid to such Depositary or its nominee or (3) any other matter relating to the actions and practices of such Depositary, its nominees or any of its direct or indirect participants.

The Company expects that the Depositary for any debt securities represented by a Global Security, upon receipt of any payment of principal, premium, if any, or interest, will credit, in accordance with the Depositary’s policies, participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants, and will not be the responsibility of the Company. The Company will not be liable for any delay by the Depositary or any of its participants in identifying the beneficial owners of any Global Security, and the Company may conclusively rely on and will be protected in relying on instructions from the Depositary or its nominee for all purposes.

If the Depositary for any debt securities represented by a Global Security is at any time unwilling, unable, ineligible or unqualified under applicable law to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such debt securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Global Security or Global Securities representing such debt securities. In the event that the Company issues debt securities in definitive form in exchange for such Global Securities, ownership of beneficial interests in such debt securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by (or on behalf of) the Company for such debt securities. In connection with any proposed exchange of a debt security in definitive form for a Global Security, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Certain Covenants

The Indenture contains certain covenants of the Company, including the following:

•

the Company will punctually pay or cause to be paid the principal of, and premium, if any, and interest on, the debt securities, at the places and times and in the manner provided in the Indenture and in the debt securities;

•

the Company will maintain an office or agency where the debt securities may be presented or surrendered for payment, transfer or exchange and where notices and demands to or upon the Company in respect of the debt securities and the Indenture may be served;

•

the Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company, a statement complying with the Trust Indenture Act signed by an Officer of the Company, which need not constitute an Officers’ Certificate, stating (1) that a review of the activities of the Company during such year and of the Company’s performance under the Indenture and under the terms of the debt securities has been made under his or her supervision, (2) whether or not, to the best of his or her knowledge, the Company was in compliance with all conditions and covenants under the Indenture during such year and (3) if, to the best of his knowledge, the Company is in Default, specifying all such Defaults known to such Officer and the nature and status thereof;

•

the Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of the Indenture; and

•	the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Any restrictive covenants of the Company applicable to any series of debt securities will be described in the applicable prospectus supplement or other offering material.

Events of Default and Remedies

The following events are defined in the Indenture as “Events of Default” with respect to a series of debt securities:

•	default in the payment of any installment of interest on any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

•

default in the payment of principal or premium, if any, with respect to any debt securities of that series as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required purchase or otherwise;

•

default in the payment of any sinking fund payment with respect to any debt securities of that series as and when the same become due and payable and continuance of such default for a period of 30 days;

•

failure on the part of the Company to comply with any of the covenants or agreements on the part of the Company in the debt securities of that series, in any resolution of the board of directors of the Company authorizing the issuance of that series of debt securities, in the Indenture with respect to such series or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

•

the Company (1) voluntarily commences any proceeding or files any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability to pay, or fails generally to pay, its debts as they become due or (7) takes any comparable action under any foreign laws relating to insolvency;

•

the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or a substantial part of its property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or (3) the winding-up or liquidation of the Company, and such order or decree continues unstayed and in effect for 90 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 90 consecutive days; and

•	any other Event of Default provided with respect to debt securities of that series.

An Event of Default with respect to one series of debt securities may not necessarily be an Event of Default for another series and Events of Default for any series of debt securities may be modified as described in the applicable prospectus supplement.

If an Event of Default described in the first, second, third, fourth or seventh bullet points above occurs and is continuing with respect to any series of outstanding debt securities, unless the principal and interest with respect to all the debt securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal of (or, if original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all the debt securities of such series due and payable immediately. If an Event of Default described in the fifth or sixth bullet points above occurs, unless the principal and interest with respect to all the debt securities of the series has become due and payable, the principal of (or, if any series are original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all debt securities of all series then outstanding will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of debt securities.

If an Event of Default occurs and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the debt securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the Company or any other obligor on the debt securities of such series (and collect in the manner provided by law out of the property of the Company or any other obligor upon the debt securities of such series wherever situated the moneys adjudged or decreed to be payable). In addition, if there are any pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the debt securities, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered, irrespective of whether the principal of any series of debt securities is due and payable, to file and prove a claim for the whole amount of principal, premium, if any, and interest (or, in the case of original issue discount debt securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the debt securities. No holder of any debt security of any series will have any right to institute any action or proceeding upon, under or with respect to the Indenture for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to debt securities of that series and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such security or indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the Indenture.

Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series at the time outstanding may, on behalf of the holders of all debt securities of that series, waive any past default or Event of Default and its consequences for that series, except (1) a default in the payment of the principal, premium, if any, or interest with respect to such debt securities or (2) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In the case of any such waiver, such default so waived will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and the Company, the Trustee and the holders of the debt securities of that series will be restored to their former positions and rights under the Indenture. Following acceleration of the maturity of the debt securities of a series (including acceleration as specified in the fifth and sixth bullet points), the holders of a majority in principal amount of such series may rescind an acceleration of the maturity of the series and its consequences if such rescission would not conflict with a rendered judgment or decree and all existing Events of Default (except nonpayment of principal or interest solely due to such acceleration) have been cured or waived, and the Company has paid the Trustee its compensation and all sums paid or advanced by the Trustee hereunder and the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

The Trustee shall have the right to decline to follow any direction of the holders of a majority in aggregate principal amount of the debt securities of any series if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to the holders of the debt securities of such series not taking part in such direction. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it under the Indenture at the request, order or direction of any of the holders of debt securities of any series pursuant to the provisions of the Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee is required to give, within 90 days after the occurrence of a default actually known to a responsible officer of the Trustee with respect to a series of debt securities, to the holders of the debt securities of such series notice of all defaults with respect to such series so known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, if any, or interest with respect to the debt securities of such series or in the making of any sinking fund or purchase fund payment with respect to the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities.

Modification of the Indenture

The Company and the Trustee may, from time to time, enter into supplemental indentures without the consent of the holders of debt securities issued under the Indenture for one or more of the following purposes:

•

to evidence the succession of another person to the Company pursuant to the provisions of the Indenture and the assumption by such successor of the covenants, agreements and obligations of the Company in the Indenture and in the debt securities;

•

to surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company shall consider to be for the protection of the holders of such debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive such default);

•

to cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to make such other provisions in regard to matters or questions arising under the Indenture as do not adversely affect the interests in any material respect of any holders of debt securities of any series;

•	to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

•

to add or change any of the provisions of the Indenture that would change or eliminate any restrictions on the payment of principal, premium, if any, or interest with respect to the debt securities so long as any such action does not adversely affect the interests of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the debt securities;

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•

to add to, change or eliminate any of the provisions of the Indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the Indenture (1) neither applies to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of the holders of any such debt security with respect to such provision or (2) becomes effective only when there is no such debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

•	to establish the form or terms of debt securities of any series, as described under the heading “—General” above.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of such series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental indenture may (1) reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, (2) reduce the rate of or extend the time for payment of interest on any debt security, (3) reduce the principal of or extend the stated maturity of any debt security, (4) reduce the premium, if any, payable upon the redemption of any debt security or change the time at which any debt security may or must be redeemed, provided, however, that any amendment to the notice requirements may be made with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series, (5) make any debt security payable in a currency other than that stated in the debt security, (6) release any security that may have been granted with respect to the debt securities or (7) make any change in certain provisions of the Indenture relating to waivers of defaults or modifications of the Indenture by the consent of the holders of the debt securities.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

•

either (1) the Company is the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than the Company (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Company under the debt securities and the Indenture;

•

immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

•

the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with the Indenture.

If the Successor Company expressly assumes all of the obligations of the Company under the debt securities and the Indenture, the Company will promptly thereafter be released from such obligations.

Satisfaction and Discharge of the Indenture; Defeasance

The Indenture will generally cease to be of any further effect with respect to a series of debt securities if (1) the Company has delivered to the Trustee for cancellation all debt securities of such series (with certain limited exceptions) or (2) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the currency in which the debt securities are denominated sufficient to pay at maturity or upon redemption all such debt securities (other than any debt securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid), including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if, in either case, the Company also pays or causes to be paid all other sums payable under the Indenture by the Company, and the Company delivers to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the discharge of the debt securities of such series as contemplated by the Indenture have been complied with.

In addition, the Company has a “legal defeasance option” (pursuant to which it may terminate, with respect to the debt securities of a particular series, all of its obligations under such debt securities and the Indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which it may terminate, with respect to the debt securities of a particular series, its obligations with respect to such debt securities under certain specified covenants contained in the Indenture or supplemental indenture). If the Company exercises its legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an Event of Default related to the specified covenants.

The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the debt securities of a series only if:

•

the Company irrevocably deposits or causes to be deposited in trust with the Trustee cash, U.S. Government Obligations, or a combination thereof, for the payment of principal, premium, if any, and interest with respect to such series to maturity or redemption, as the case may be;

•

the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of such series to maturity or redemption, as the case may be;

•

91 days pass after the deposit is made and during the 91-day period no default described in the fifth or sixth bullet points under the heading “—Events of Default and Remedies” above with respect to the Company occurs that is continuing at the end of such period;

•	no default has occurred and is continuing on the date of such deposit and immediately after giving effect thereto;

•

the Company delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company required to register under the Investment Company Act of 1940;

•

the Company delivers to the Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) addressing certain U.S. federal income tax matters relating to the defeasance; and

•

the Company delivers to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series as contemplated by the Indenture have been complied with.

The Trustee will hold in trust money or U.S. Government Obligations deposited with it as described above and will apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

The Trustee

The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which the Company may be a party from time to time or from engaging in other transactions with the Company. The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business and the Trustee may own debt securities. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party contained in this prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee shall not be responsible for monitoring the rating status of the Company or its affiliates, making any request upon any rating agency, or determining whether any rating event with respect to the debt securities of any series has occurred. The Trustee may resign at any time with respect to all or any series of debt securities. The holders of a majority in aggregate principal amount of debt securities of a particular series may remove the Trustee for such series and appoint a successor Trustee. The Company shall remove the Trustee for the causes set forth in the Indenture, including the Trustee’s failure to satisfy applicable requirements under the Trust Indenture Act of 1939 or failure to maintain a combined capital and surplus of at least $50,000,000.

Except as otherwise provided with respect to removal by the holders of a series of debt securities, in any of the foregoing events of resignation or removal of the Trustee, the Company shall appoint a successor Trustee and such appointment, and the retiring Trustee’s resignation or removal, shall become effective upon acceptance by the successor Trustee.

Governing Law

The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that the Company and the Trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the debt securities or any transaction contemplated thereby.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of common stock, preferred stock, debt securities, depositary shares and purchase contracts. Each warrant will entitle the holder to purchase for cash a number of securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in any applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.

Any applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in a prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.

We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the Securities and Exchange Commission in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate the holders to sell to us, a specified or varying number of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus and number of units may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. We may issue the purchase contracts separately or as part of units, which we refer to as “purchase units,” consisting of a purchase contract and other securities or obligations issued by us or third parties, including government securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

Any applicable prospectus supplement will describe the terms of any purchase contract or purchase units. The description in a prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, warrants, depositary shares and purchase contracts. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in a prospectus supplement.

If we offer any units, certain terms of that series of units will be described in a prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities on a delayed or continuous basis in and outside the United States through the methods described below or through any other method permitted pursuant to applicable law, including through a combination of such methods.

A prospectus supplement, if required, will set forth any required information such as the terms of the offering and the method of distribution and will include the following information:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in a prospectus supplement may be listed.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities may be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless stated otherwise in any applicable prospectus supplement, the sales agent with respect to any such at the market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. Any applicable prospectus supplement will include the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in any applicable prospectus supplement and any related free writing prospectus. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. If required, we will include in any applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We also may sell the securities through agents we designate from time to time to solicit offers from purchasers to purchase the securities included in this prospectus or to sell such securities in ordinary brokerage transactions on our behalf. If required, a prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by us to the agent. Unless stated otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in a prospectus supplement.

Delayed Delivery Contracts

We may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. Such prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. The name of any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm will be included in a prospectus supplement, as required. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions then the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and will be identified in such applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in a prospectus supplement any required information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers.

Any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Other than our common stock, which is listed on the NYSE, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in a prospectus supplement, if required.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus are passed on by counsel for the underwriters of such offering, that counsel will be named in a prospectus supplement related to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the seven businesses the registrant acquired during 2019) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the shares being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding the company and our securities, please see the registration statement and our other filings with the Securities and Exchange Commission, including our annual, quarterly and current reports and proxy statements. Our filings with the Securities and Exchange Commission are also available to the public on the Securities and Exchange Commission’s Internet website at www.sec.gov. Our Internet website address is www.quantaservices.com.

We furnish holders of our common stock with annual reports containing financial statements audited by our independent auditors in accordance with generally accepted accounting principles following the end of each fiscal year. We file reports and other information with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the Securities and Exchange Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with the Securities and Exchange Commission, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the Securities and Exchange Commission after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below, including the exhibits thereto, and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus and any applicable prospectus supplement is terminated, other than information furnished to the Securities and Exchange Commission under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 28, 2020 (the “Form 10-K”);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed with the Securities and Exchange Commission on May 8, 2020 and August 7, 2020;

•	our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on April 1, 2020 and June 2, 2020;

•

our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 17, 2020, to the extent incorporated by reference in Part III of the Form 10-K; and

•

our Form 8-A12B, filed with the Securities and Exchange Commission on January 28, 1998, and any amendments or reports filed for the purpose of updating the description therein, including the description of our capital stock filed as Exhibit 4.1 to our Form 10-K.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(713) 629-7600

Attention: Corporate Secretary

$1,000,000,000

2.900% Senior Notes due 2030

Quanta Services, Inc.

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

BofA Securities

Wells Fargo Securities

J.P. Morgan

PNC Capital Markets LLC

Truist Securities

Senior Co-Managers

BBVA

BMO Capital Markets

BNP PARIBAS

Citizens Capital Markets

MUFG

Co-Managers

HSBC

US Bancorp

September 17, 2020